Exhibit 10.6

[***] Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

OFFICE LEASE

BETWEEN

US ER America Center 4, LLC

as Landlord

AND

BILL.COM, LLC

as Tenant

Dated:  December 31, 2019

*** Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Bill.com Holdings, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

i

LIST OF EXHIBITS

Exhibit A-1	Site Plan Showing the Building and Project
Exhibit A-2	Legal Description of Land
Exhibit A-3	Outline of the Premises
Exhibit B-1	Work Agreement
Exhibit B-2	Intentionally Omitted
Exhibit B-3	Specifications
Exhibit B-4	Insurance Requirements
Exhibit C	Rules and Regulations
Exhibit D	Secretary’s Certificate
Exhibit E	Outline of Vacant First Floor Space
Exhibit F	List of Environmental Reports
Exhibit F-1	Environmental NDA
Exhibit G	Parking Locations
Exhibit G-1	Locations of Outdoor Amenities and Fire Pit Lounges
Exhibit H	Exterior Master Sign Program
Exhibit H-1	Location of Building Signage
Exhibit H-2	Location of Building Monument Signage
Exhibit I	Form of Letter of Credit
Exhibit J	Form of Existing Mortgage SNDA
Exhibit K	Non-Disclosure Agreement

ii

OFFICE LEASE

THIS OFFICE LEASE (“Lease”) is made as of the 31st day of December, 2019 (“Date of Lease”), by and between US ER America Center 4, LLC, a California limited liability company (“Landlord”), and BILL.COM, LLC, a Delaware limited liability company (“Tenant”).

I.  BASIC LEASE PROVISIONS AND DEFINITIONS

1.1Premises.  Approximately 131,801 Rentable Square Feet as outlined on Exhibit A-3 attached hereto and made a part hereof  (the “Premises”) in the building containing approximately 221,886 Rentable Square Feet and identified as Phase II Building 4 on Exhibit A-1 attached hereto and made a part hereof and located at 6220 America Center Drive, San Jose, California 95002 (referred to in this Lease as either “Building 4” or the “Building”) and comprised of (a) the portion of the first floor known as Suite 100 containing approximately 15,098 Rentable Square Feet, (b) the entire second floor known as Suite 200 containing approximately 38,901 Rentable Square Feet, (c) the entire third floor known as Suite 300 containing approximately 38,901 Rentable Square Feet and (d) the entire fourth floor known as Suite 400 containing approximately 38,901 Rentable Square Feet.

1.2Amenity Building.  The building identified as the Amenity Building on Exhibit A-1 attached hereto and made a part hereof (“Amenity Building”) and located at 6250 America Center Drive, San Jose, California 95002, containing approximately 21,273 Rentable Square Feet.

1.3Project.  The development depicted on Exhibit A-1 and known as America Center consisting of the real property and all improvements built thereon, including, without limitation, the Land, the Building, the Other Buildings, the Common Area, and Parking Facilities, containing approximately 427,600 Rentable Square Feet in the Phase I Buildings and 465,045 Rentable Square Feet in the Phase II Buildings.  The “Phase I Buildings” means the buildings identified on Exhibit A-1 as Existing Building 1 located at 6001 America Center Drive, San Jose, California 95002 and as Existing Building 2 located at 6201 America Center Drive, San Jose, California 95002.  The “Phase II Buildings” means the Building, the Amenity Building and the building identified on Exhibit A-1 as Phase II Building 3 located at 6280 America Center Drive, San Jose, California 95002 (“Building 3”). The “Other Buildings” means the Phase I Buildings, the Amenity Building, Building 3 and any other buildings located on the Land that Landlord may elect to include as part of the Project from time to time.   Landlord reserves the right to adjust the Rentable Square Footage of the Project and the Other Buildings by delivering notice to Tenant that one or more Other Buildings have been sold, constructed, modified or removed from the Project or that the Common Areas have been modified.

1.4Land.  The parcels of land on which the Project is located, as more particularly described on Exhibit A-2 attached hereto and made a part hereof, and all rights, easements and appurtenances thereunto belonging or pertaining.  As used in this Lease, references to the “Land” on which the Building and the Surface Lot are located mean “Parcel 4” as identified on Exhibit G and references to the “Land” on which the Amenity Center and the Phase II Parking Garage are located mean “Parcel 3” as identified on Exhibit G.

1.5Common Area.  All areas from time to time designated by Landlord for the general and nonexclusive common use or benefit of Tenant, other tenants of the Project, Landlord, and the owners of  Other Buildings in the Project, including, without limitation, roadways, entrances and exits, loading areas, landscaped areas, open areas, park areas, entertainment areas, picnic areas, sport courts, service drives, walkways, atriums, courtyards, concourses, ramps, hallways, stairs, washrooms, lobbies, elevators, common trash areas, vending or mail areas, common pipes, conduits, wires and appurtenant equipment within the Project, maintenance and utility rooms and closets, exterior lighting, exterior utility lines, the Amenity Building, the Parking Facilities and the areas identified on Exhibit G-1, and referred to in this Lease as (a) the “Entertainment Center”, “Gaming Tables”, “Stage” and the “Orchard” located between Building 3 and Building 4 (collectively, the “Phase II Common Area”); and (b) the “Basketball Court”, “Sports Field” and “Orchard” comprising the area identified as the “Sports Park”.

1.6Parking Facilities.  All parking areas now or hereafter designated by Landlord for use by tenants of the Project and/or their guests and invitees, including, without limitation, surface parking, parking decks, parking structures (including the Phase II Parking Garage) and parking areas under or within the Project whether reserved, exclusive, non-exclusive or otherwise. The “Phase II Parking Garage” means that four-story parking structure located at 6250 America Center Drive, San Jose, California 95002, as shown on Exhibit A-1 and Exhibit G.  The “Surface Lot” means the surface parking shown on Exhibit G and located on the parcel identified as “Parcel 4” on Exhibit G.

1.7Rentable Square Feet (Foot) or Rentable Area.  The Rentable Area within the Premises,  the Building, the Other Buildings and the Project are deemed to be the amounts set forth in this Article I, as measured in accordance with a modified Building Owners and Managers Association 2017 for Single Tenant Office Buildings; Standard Methods of Measurement (ANSI/BOMA Z65.1-2017).  Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Premises, the Building, the Other Buildings and the Project are correct and shall not be remeasured.

1.8Permitted Use.  Tenant may use the Premises subject to and in accordance with the terms, covenants and conditions set forth in this Lease, the Declaration and applicable governmental regulations, restrictions and permitting (without the necessity of obtaining any zoning changes, conditional use permits or other special permits), solely for administrative use, general business office use, labs, research and development, sales and marketing and uses incidental thereto.

1.9Commencement Date.  May 1, 2020.

1.10Expiration Date.  April 30, 2031.

1.11Term.  132 months, beginning on the Commencement Date and expiring on the Expiration Date.

1.12Basic Rent.  The amount set forth in the schedule below, subject to adjustment as specified in Article IV.

Period	Monthly Basic Rent	Period Basic Rent

05/01/2020 – 04/30/2021*	$494,253.75	$5,931,045.00
05/01/2021 – 04/30/2022	$508,751.86	$6,105,022.32
05/01/2022 – 04/30/2023	$524,567.98	$6,294,815.76
05/01/2023 – 04/30/2024	$540,384.10	$6,484,609.20
05/01/2024 – 04/30/2025	$556,200.22	$6,674,402.64
05/01/2025 – 04/30/2026	$573,334.35	$6,880,012.20
05/01/2026 – 04/30/2027	$590,468.48	$7,085,621.76
05/01/2027 – 04/30/2028	$607,602.61	$7,291,231.32
05/01/2028 – 04/30/2029	$626,054.75	$7,512,657.00
05/01/2029 – 04/30/2030	$644,506.89	$7,734,082.68
05/01/2030 – 04/30/2031	$664,277.04	$7,971,324.48

Except to the extent used by Tenant pursuant to Paragraph 2.3 of the Work Agreement (as defined in Exhibit B-1) in order to fund the Cost of the Tenant Work (as defined in the Exhibit B-1), the Basic Rent shall be abated for the first 12 full calendar months of the Term commencing on May 1, 2020 and ending on April 30, 2021 (“Basic Rent Abatement Period”).  All of the remaining terms and conditions of the Lease shall remain in full force and effect during the foregoing Basic Rent Abatement Period.  If any Event of Default (as defined in Section 20.1 of the Lease) occurs under this Lease and Landlord terminates this Lease or Tenant’s right to possession of the Premises, then, in addition to Landlord’s other remedies available at law, in equity or under this Lease, the Basic Rent Abatement Period, and Tenant’s right to abate Basic Rent, shall immediately terminate and the unamortized portion of the Basic Rent abated during the Basic Rent Abatement Period (“Abated Basic Rent”) shall immediately become due and payable upon Landlord’s demand.

1.13Intentionally Omitted.

1.14Lease Year.  Each consecutive 12-month period elapsing after: (i) the Commencement Date if the Commencement Date occurs on the first day of a month; or (ii) the first day of the month following the Commencement Date if the Commencement Date does not occur on the first day of a month.  Notwithstanding the foregoing, the first Lease Year shall include the additional days, if any, between the Commencement Date and the first day of the month following the Commencement Date, in the event the Commencement Date does not occur on the first day of a month.

1.15Calendar Year.  For the purpose of this Lease, Calendar Year shall be a period of 12 months commencing on each January 1 during the Term, except that the first Calendar Year shall be that period from and including the Commencement Date through December 31 of that same year, and the last Calendar Year shall be that period from and including the last January 1 of the Term through the earlier of the Expiration Date or date of Lease termination.

1.16Tenant's Proportionate Share.  Tenant's Proportionate Share of the Building is 59.40% (determined by dividing the Rentable Square Feet of the Premises by the Rentable Square Feet of the Building and multiplying the resulting quotient by 100 and rounding to the second decimal place).

1.17Parking Space Allocation.  Tenant shall have the right to 438 parking spaces within the Parking Facilities during the Term, of which (a) 408 shall be unreserved parking spaces (of which 236 will be located on the Surface Lot and 172 will be located in the Phase II Parking Garage), (b) 12 shall have connections for car-chargers in the reserved spaces in the locations shown on Exhibit G (“Car-Charging Stalls”) (of which 5 will be located in the Surface Lot and 7 shall be located in the Phase II Parking Garage), and (c) 18 shall be the reserved spaces in the locations shown on Exhibit G (“Future Car-Charging Stalls”) (of which 5 will be located in the Surface Lot and 13 shall be located in the Phase II Parking Garage); provided that at such time as Tenant makes the Parking Space Alterations (as defined in Section 8.2) to any Future Car-Charging Stalls, such spaces shall have connections to be car-charging stalls and such spaces will be added to the number of Car-Charging Stalls, and subtracted from the Future Car-Charging Stalls, in Tenant’s Parking Spacing Allocation. For every four spaces that are designated as a Car-Charging Stall as of the Date of Lease there will be two electric car chargers (“EV Stations”) in the locations shown on Exhibit G available for the connections serving each such Car-Charging Stall when in use.  The parking rental for each of the parking spaces in Tenant’s Parking Space Allocation shall be $0.00 per month per space during the initial 132-month Term. Tenant’s Parking Space Allocation shall include Tenant’s Proportionate Share of visitor and handicapped parking.

1.18Security Deposit.  $[***], subject to adjustment in accordance with Section 5.3.

1.19Brokers:

Landlord’s:	Tenant’s:

Cushman & Wakefield 300 Santana Row, Fifth Floor San Jose, CA 95128	T3 Advisors 137 Forest Avenue Palo Alton, CA 94301

1.20Guarantor(s).     None.

1.21 “Landlord’s Notice	Steelwave, LLC
Address”.	999 Baker Way, Suite 200
San Mateo, CA 94404
	Attention:	Steve Dunn
Email: [***]
	Attention:	Alex Arsenlis
Email: [***]

With copies at	c/o USAA Real Estate Company
the same time to.	9830 Colonnade Boulevard, Suite 600
San Antonio, Texas 78230-2239
	Attention:	Teddy Childers
Email: [***]
	Attention:	Steve Waters
Email: [***]

1.22 Tenant's	Prior to the Commencement Date:
Notice Address.	1810 Embarcadero Road
Palo Alto, California 94303

After the Commencement Date:
6220 America Center Drive, Suite 100
San Jose, California 95002

Prior to or after the Commencement Date, with a
facsimile copy to:

Valence Law Group, PC
Facsimile #: [***]
Attention: Krista M. Kim, Esq.
[***]

1.23Interest Rate; Default Rate.

(i) The per annum interest rate listed as the U.S. “prime” rate as published from time to time under “Money Rates” in the Wall Street Journal plus 5% (“Default Rate”), but in no event greater than the maximum rate permitted by law.

(ii) The per annum interest rate listed as the U.S. “prime” rate as published from time to time under “Money Rates” in the Wall Street Journal plus 2% (“Interest Rate”), but in no event greater than the maximum rate permitted by law.

1.24Agents.  Officers, partners, members, owners, directors, employees, agents, licensees, contractors, customers and invitees; to the extent customers and invitees are under the principal's control or direction.

1.25Declaration.  “Declaration”; “Phase II Easement Agreement” and “Sports Park Easement Agreement”.  The “Declaration” means that certain “Declaration and Agreement of Covenants and Restrictions of America Center” recorded in the Official Records of Santa Clara County on December 22, 2008 as Document Number 20074383, as amended from time to time in accordance with the terms thereof, and any Rules that may be promulgated thereunder.  The “Phase II Easement Agreement” means that certain “Parking Structure, Common Area and Amenity Building Easement Agreement” recorded in the Official Records of Santa Clara County on August 16, 2018, as Document Number 24004701, as amended from time to time in accordance with the terms thereof, and any rules that may be promulgated thereunder. The Phase II Parking Garage is referred to as the “Parking Structure” under the Phase II Easement Agreement.  The “Sports Park Easement Agreement” means that certain “North Sports Park Easement Agreement” recorded in the Official Records of Santa Clara County on November 28, 2017, as Document Number 23813520, as amended from time to time in accordance with the terms thereof, and any rules that may be promulgated thereunder.  The Sports Park is referred to as the “North Sports Park” under the Sports Park Easement Agreement.

II.  PREMISES

2.1Lease of Premises.  In consideration of the agreements contained herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Term and upon the terms and conditions set forth in this Lease.  As an appurtenance to the Premises, subject to the terms of the Lease and Landlord’s reservations of rights under Section 2.2 with respect to the Common Area, Tenant shall have  (1) the general non-exclusive right together with the other tenants of Building 4 to use the fire pit and lounge for Building 4 shown on Exhibit G-1 attached hereto and incorporated herein and (2) the general and nonexclusive right, (a) together with Landlord, the owner of Building 3 and the other tenants of Building 3 and Building 4, to use the Amenity Building, the Phase II Common Area and the Phase II Parking Garage, (b) together with Landlord, the other owners and the other tenants of the Project, to use the other Common Area; provided, however, except to the extent Landlord’s prior written approval is obtained, Landlord excepts and reserves exclusively to itself the use of (i) roofs (except as otherwise provided in this Lease and except for any Amenities (as defined in, and subject to the terms of, Section 16.6) on the roof of the Amenity Building); (ii) maintenance and utility equipment rooms and closets, and (iii) conduits, wires and appurtenant equipment within the Project and equipment rooms and closets, and exterior utility lines. Subject to the terms of the Lease, including, without limitation, Landlord’s reservation of rights under Section 2.2, Tenant shall have access 24 hours per day, seven days per week, 365 days per year to the Premises, Building, the Surface Lot and the Phase II Parking Garage.

2.2Landlord's Reservations. Provided Tenant's use of and access to the Premises is not materially adversely affected, Landlord reserves the right from time to time to: (i) install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building; (ii) make changes to the design and layout of the Project, including, without limitation, changes to buildings, driveways, entrances, loading and unloading areas, direction of traffic, landscaped areas and walkways, parking spaces and parking areas; (iii) use or close temporarily the Common Areas, and/or other portions of the Project while engaged in making improvements, repairs or alterations to the Building, the Project or any portion thereof; and (iv) Landlord reserves for itself, Landlord’s operators of the Amenities, Landlord’s property manager, and their respective Agents, the right from time to time to use, access and periodically reserve portions of the Amenity Building, the Phase II Common Area, the Parking Facilities, the Sports Park and the other Common Area; provided that Landlord shall exercise commercially reasonable efforts to coordinate with Tenant in connection with the exercise of such right in order that there shall be no material adverse effect to Tenant’s use of and access to such Common Areas. In addition, Landlord expressly reserves the right to change the name of the Building, the Other Buildings or the Project.  Tenant acknowledges and agrees that Tenant shall have no right to use or access the exclusive fire pit and lounge for Building 3 as shown on Exhibit G-1 or any of the Parking Facilities other than the Surface Lot and the Phase II Parking Garage. Notwithstanding anything to the contrary in this Lease, to the extent that Landlord has obligations under this Lease with respect to portions of the Common Area that are located on portions of the Project that are not owned by Landlord, unless otherwise provided in the Phase II Easement Agreement, Landlord’s obligation shall be to exercise commercially reasonable efforts to cause the owners of such portions of the Project to perform their respective material obligations, to the extent of Landlord’s rights under the Phase II Easement Agreement, the Sports Park Easement Agreement, or any other applicable recorded easement agreements, covenants, conditions and restrictions and to enforce or exercise any remedies under the foregoing documents against the applicable owner or other responsible party who fails to perform its material obligations pursuant to such documents.

III.  TERM

3.1Commencement Date.  Subject to the earlier termination or extension as otherwise provided in this Lease, the Term shall commence on the Commencement Date and expire at midnight on the Expiration Date.

3.2Early Possession. Notwithstanding anything to the contrary, upon the later of the Date of Lease, Tenant’s delivery of satisfactory evidence of insurance in accordance with Article XV, the first month’s payment of Basic Rent and Additional Rent (as defined in Section 4.2) for the first month’s payment of Operating Expense Rental (as defined in Section 4.3)  and Real Estate Tax Rental (as defined in Section 4.3) and payment of the Security Deposit and continuing until the Commencement Date (the “Early Access Period”), Tenant shall have non-exclusive reasonable rights of entry to the Premises for the purpose of preparing the Premises for Tenant’s use and occupancy, including, without limitation, performing the Tenant Work (as defined in Exhibit B-1) and installing furniture, fixtures, equipment and Cabling (as defined in Section 12.3) (the “Early Access Activities”).  Tenant’s entry to the Premises and conducting of any Early Access Activities during the Early Access Period shall be subject to the terms and conditions of this Lease, including, without limitation, the indemnification and hold harmless agreements set forth in Article XVII; provided, however, except for the cost of services requested by Tenant, Tenant shall not be required to pay Rent (as defined in Section 4.2) for any days during the Early Access Period on which Tenant is in possession of the Premises for the sole purpose of the Early Access Activities; provided, however, if Tenant uses all or any portion of the Premises during the Early Access Period for the purpose of conducting business operations, then Tenant shall pay Additional Rent for Operating Expense Rental and Real Estate Tax Rental, commencing on the date of such use.  Tenant will coordinate all Early Access Activities with Landlord so as not to unreasonably interfere with Landlord or with other occupants of the Building.

IV. RENT

4.1Basic Rent.  Tenant shall pay to Landlord the Basic Rent as specified in Section 1.12.  Basic Rent shall be payable in monthly installments as specified in Section 1.12, in advance, without demand, notice, deduction, offset or counterclaim, on or before the first day of each and every calendar month during the Term, except for the Basic Rent Abatement Period; provided, however, the installment of Basic Rent and Additional Rent for Operating Expense Rental and Real Estate Tax Rental in the amount of $706,120.41 payable for the first full calendar month of the Term in which Basic Rent and Additional Rent, respectively, are due shall be due and payable at the time of execution and delivery of this Lease.  Any payment made by Tenant to Landlord on account of Basic Rent may be credited by Landlord to the payment of any late charges then due and payable and to any Basic Rent or Additional Rent then past due before being credited to Basic Rent currently due.  Tenant shall pay Basic Rent and all Additional Rent electronically via automatic debit, ACH credit or wire transfer to such account as Landlord designates in writing to Tenant.  Landlord may, in its sole discretion, designate an address for payment in lawful U.S. Dollars.  If the Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the monthly Basic Rent and Additional Rent shall be prorated based upon the number of days in such calendar month.  Tenant’s covenant to pay Rent and the obligation of Tenant to perform Tenant's other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is expressly provided for in this Lease and not otherwise.

4.2Additional Rent; Rent.  All sums payable by Tenant under this Lease, other than Basic Rent, shall be deemed “Additional Rent,” and, unless otherwise set forth herein, shall be payable in the same manner as set forth above for Basic Rent. Basic Rent and Additional Rent shall jointly be referred to as “Rent” within the meaning of California Civil Code Section 1951(a), the nonpayment of which, after the expiration of applicable notice and cure periods, shall entitle Landlord to exercise all rights and remedies provided in Article XX or by law. It is intended that the Rent provided for in this Lease shall be an absolutely net return to Landlord for the Term of this Lease and any renewals or extensions thereof, free of any and all expenses or charges with respect to the Premises except for the exclusions set forth in Section 6.2 and for those obligations of Landlord expressly set forth herein.

4.3Operating Expense Rental and Real Estate Tax Rental.  Tenant shall pay to Landlord throughout the remainder of the Term, as Additional Rent, (i) the Amenity Building Rent (as defined in this Section 4.3), the Management Fee (as defined in this Section 4.3) and Tenant’s Proportionate Share of Operating Expenses (as defined in Section 6.1) during each Calendar Year (collectively, the “Operating Expense Rental”); and (ii) Tenant’s Proportionate Share of Real Estate Taxes (as defined in Article VII) during each Calendar Year (“Real Estate Tax Rental”).  The “Amenity Building Rent” shall be in the amount set forth in schedule in Section 4.5 and included in the Operating Expense Rental. The “Management Fee” shall be equal to three percent (3%) of the total of Basic Rent, Operating Expense Rental (exclusive of the Management Fee component) and Real Estate Tax Rental owed by Tenant for each Calendar Year and will be included in the Operating Expense Rental; provided, however, during the Basic Rent Abatement Period, the amount of $[***] shall be used for purposes of calculating the portion of the Management Fee that is based on annual Basic Rent for the applicable portions of the Calendar Years of 2020 and 2021 occurring during the first Lease Year, even though Basic Rent is subject to abatement during the Basic Rent Abatement Period as provided in Section 1.12.  In the event the Expiration Date is other than the last day of a Calendar Year, Operating Expense Rental and Real Estate Tax Rental for the applicable Calendar Year shall be appropriately prorated.  Landlord shall submit to Tenant at the beginning of each Calendar Year, or as soon thereafter as reasonably possible, a statement of Landlord’s estimate of Operating Expense Rental and Real Estate Tax Rental due from Tenant during such Calendar Year.  In addition to Basic Rent, Tenant shall pay to Landlord on or before the first day of each month during such Calendar Year an amount equal to 1/12th of Landlord’s estimated Operating Expense Rental and estimated

Real Estate Tax Rental as set forth in Landlord’s statement.  If Landlord fails to give Tenant notice of its estimated payments due for any Calendar Year, then Tenant shall continue making monthly estimated Operating Expense Rental and Real Estate Tax Rental payments in accordance with the estimate for the previous Calendar Year until a new estimate is provided.  If Landlord determines that, because of unexpected increases in Operating Expenses or Real Estate Taxes, Landlord’s estimate of the Operating Expense Rental or Real Estate Tax Rental was too low, then Landlord shall have the right to give a new statement of the estimated Operating Expense Rental and estimated Real Estate Tax Rental due from Tenant for the balance of such Calendar Year and bill Tenant for any deficiency, which deficiency Tenant shall pay within 30 days’ after receipt of Landlord’s invoice.  Tenant shall thereafter pay monthly estimated payments based on such new statement.

Within 90 days after the expiration of each Calendar Year, or as soon thereafter as is reasonably practicable, Landlord shall submit a statement to Tenant showing the actual Operating Expenses Rental and the actual Real Estate Tax Rental due from Tenant for such Calendar Year. If for any Calendar Year, Tenant's estimated Operating Expense Rental payments exceed the actual Operating Expense Rental due from Tenant, then Landlord shall give Tenant a credit in the amount of the overpayment toward Tenant's next monthly payment of estimated Operating Expense Rental, or, in the event this Lease has expired or terminated and no Event of Default (as defined in Section 20.1) exists, Landlord shall pay Tenant the total amount of such excess upon delivery of the reconciliation to Tenant.  If for any Calendar Year, Tenant's estimated Operating Expense Rental payments are less than the actual Operating Expense Rental due from Tenant, then Tenant shall pay the total amount of such deficiency to Landlord within 30 days after receipt of the reconciliation from Landlord. If for any Calendar Year, Tenant’s estimated Real Estate Tax Rental payments exceed the actual Real Estate Tax Rental due from Tenant, then Landlord shall give Tenant a credit in the amount of the overpayment toward Tenant’s next monthly payment of estimated Real Estate Tax Rental, or, in the event this Lease has expired or terminated and no Event of Default exists, Landlord shall pay Tenant the total amount of such excess upon delivery of the reconciliation to Tenant.  If for any Calendar Year, Tenant’s estimated Real Estate Tax Rental payments are less than the actual Real Estate Tax Rental due from Tenant, then Tenant shall pay the total amount of such deficiency to Landlord within 30 days after receipt of the reconciliation from Landlord.  Landlord's and Tenant's obligations with respect to any overpayment or underpayment of Operating Expense Rental and Real Estate Tax Rental shall survive the expiration or termination of this Lease, provided Tenant shall not be responsible for Operating Expense Rental or Real Estate Tax Rental which are first billed to Tenant more than 24 months after the  Expiration Date.

4.4Sales or Excise Taxes.  Tenant shall pay to Landlord, as Additional Rent, concurrently with payment of Basic Rent all taxes, including, but not limited to any and all sales, rent or excise taxes (but specifically excluding income taxes calculated upon the net income of Landlord) on Basic Rent, Additional Rent or other amounts otherwise benefiting Landlord, as levied or assessed by any governmental or political body or subdivision thereof against Landlord on account of such Basic Rent, Additional Rent or other amounts otherwise benefiting Landlord, or any portion thereof.

4.5Intentionally Omitted.

V.  SECURITY DEPOSIT

5.1General.  Within 10 business days’ after Tenant’s execution of this Lease, Tenant shall deposit the Security Deposit with Landlord to be held by Landlord until disbursement in accordance with the terms of this Lease.  The Security Deposit shall not bear interest to Tenant and shall be security for Tenant's obligations under this Lease. Landlord shall be entitled to commingle the Security Deposit with Landlord's other funds.  The Security Deposit is not an advance payment of Rent or a measure of Tenant’s liability for damages.  Within 45 days after the Expiration Date or earlier termination of this Lease, or such lesser period as may be required by law, provided that Tenant has notified Landlord of the address to which the Security Deposit should be returned, Landlord shall (provided an Event of Default does not then exist) return the Security Deposit to Tenant, less such portion thereof as Landlord shall have applied in accordance with this Article V.  If Tenant defaults with respect to any provisions of this Lease, including without limitation any provisions relating to the payment of Rent, then Landlord may use, apply, or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any loss or damage that Landlord may suffer by reason of Tenant’s default.  If Landlord so applies the Security Deposit or any portion thereof before the Expiration Date or earlier termination of this Lease, Tenant shall deposit with Landlord, within five (5) business days after Landlord notifies Tenant of such application, the amount necessary to restore the Security Deposit to its original amount.  If Landlord shall sell or transfer its interest in the Building, Landlord shall have the right to transfer the Security Deposit to such purchaser or transferee, in which event Tenant shall look solely to the new landlord for the return of the Security Deposit, and Landlord thereupon shall be released from all liability to Tenant for the return of the Security Deposit.  To the fullest extent permitted by law, Tenant hereby waives the provisions of Section 1950.7 of the California Civil code, and all other provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or its agents, contractors, employers or invitees.

5.2Letter of Credit.  Tenant shall satisfy Tenant’s obligations under Section 5.1 by posting with Landlord a Letter of Credit meeting the requirements of this Section 5.2 (the “Letter of Credit”).  The Letter of Credit shall be (i) irrevocable; (ii) issued by Silicon Valley Bank or a financial institution approved by Landlord in Landlord’s sole and reasonable discretion; (iii) in a form permitting partial and multiple drawings; (v) for multiple terms of one (1) year each in duration, renewed at least sixty (60) days prior to the expiration thereof, the entire term extending until the date which is ninety (90) days after the expiration of the Term, as such Term may be extended pursuant to the provisions of the Lease; and (vi) be in the form attached hereto as Exhibit I  or otherwise in form and substance reasonably acceptable to the Landlord, in its reasonable discretion.  If a partial drawing occurs under the Letter of Credit, Tenant shall, upon demand but not more than five (5) business days after Landlord notifies Tenant of such partial drawing, cause the financial institution to reissue the Letter of Credit in the amount then currently required under the terms of the Lease.  In addition, within five (5) business days after the bank that issued the Letter of Credit then held by Landlord enters into any form of regulatory or governmental receivership or other similar regulatory or governmental proceeding, including any receivership instituted or commenced by the Federal Deposit Insurance Corporation (“FDIC”), or is otherwise declared insolvent or downgraded by the FDIC, Tenant shall deliver to Landlord a replacement Letter of Credit in the same form and in the amount then currently required under the terms of the Lease and from a financial institution approved by Landlord in its sole and reasonable discretion.   Notwithstanding the foregoing, Landlord shall be entitled to draw down the entire amount of the Letter of Credit, without any notice, at any time on or after the earlier of (i) the occurrence of an Event of Default by Tenant under the Lease; or (ii) the thirtieth (30th) day preceding the expiration date of the Letter of Credit in the event Tenant is required to and fails to replace the Letter of Credit.  If Landlord draws on the Letter of Credit (or Tenant replaces the Letter of Credit with a Security Deposit in the form of cash with Landlord’s approval), then such cash shall be held by Landlord as a Security Deposit until disbursement or application in accordance with the terms of the Lease.

5.3Decline of Security Deposit/Letter of Credit.  Provided Tenant has satisfied the Financial Conditions (as defined in this Section 5.3) and no Event of Default exists under this Lease or would exist but for the pendency of any cure periods provided for in Section 20.1 herein (collectively, the “Reduction Conditions”), the Security Deposit, or Letter of Credit posted in lieu thereof, shall be reduced on the following dates (each a “Reduction Date”) as follows: (a) on May 1, 2023 (“First Reduction Date”), to $[***] (“First Reduction Amount”); (b) on November 1, 2025 (“Second Reduction Date”), to $[***]  (“Second Reduction Amount”); and (c) on May 1, 2028 (“Third Reduction Date”), to $[***]. (“Third Reduction Amount”). Notwithstanding the foregoing, if the Reductions Conditions have not been satisfied on a specific Reduction Date, Tenant shall waive any right to a reduced Security Deposit or Letter of Credit, as applicable, on that specific Reduction Date (but not any future Reduction Date) and shall deposit any additional sums necessary to increase the Security Deposit, or provide a replacement Letter of Credit increased, to the full amount required for the period immediately prior to such specific Reduction Date.  For purposes of example only, and without limitation to the foregoing, if the Reduction Conditions are not satisfied on the Second Reduction Date, then the amount required for the Security Deposit or Letter of Credit, as applicable shall remain the First Reduction Amount and, to the extent the amount of the Security Deposit or Letter of Credit, as applicable, then held by Landlord is less than the First Reduction Amount, Tenant shall be obligated to deposit any additional sums necessary to increase such amount to the full First Reduction Amount required on the First Reduction Date and the Security Deposit or Letter of Credit, as applicable, shall no longer be eligible for reduction to the Second Reduction Amount; provided, however, if the Reduction Conditions are satisfied on the Third Reduction Date, then Tenant shall again have the right to reduce the amount of the Security Deposit or Letter of Credit, as applicable, to the Third Reduction Amount in accordance with this Section 5.3.  As used in this Section 5.3, the “Financial Conditions” mean that as of the applicable Reduction Date Tenant maintains the following computed in accordance with generally accepted accounting principles: (1) a three (3)-year compounded annual revenue growth rate of at least thirty percent (30%); (2) at least sixty (60%) gross profit margins; (3) a current ratio of 1.0 or higher of current total assets divided by current total liabilities; and (4) a current ratio of 3.4 or lower of total liabilities (excluding any funds held for customers) divided by net worth (including convertible preferred stock, but excluding any funds held for customers).

VI.  OPERATING EXPENSES

6.1Operating Expenses Defined.  As used herein, the term "Operating Expenses" shall mean all expenses, costs and disbursements of every kind and nature, except as specifically excluded otherwise herein, which Landlord incurs because of or in connection with the ownership, maintenance, management and operation of the Project, determined in accordance with sound management accounting principles and not to exceed 100% of the amounts actually incurred by Landlord; provided that (i) if the Building, Phase II Buildings, or Project is less than 95% occupied, all additional costs and expenses of ownership, operation, management and maintenance of the Building or Project, as applicable, that vary with occupancy, which Landlord determines that it would have paid or incurred during any Calendar Year if the Building, Phase II Buildings or Project, as applicable had been 95% occupied; and (ii) if the Building, Phase II Buildings or Project, as applicable is equal to or greater than 95% occupied, all costs and expenses of ownership, operation, management and maintenance of the Building or Project, as applicable, that vary with occupancy,  which Landlord determines that it would have paid or incurred during any Calendar Year if the Building, Phase II Buildings or Project, as applicable, had been 100% occupied. With respect to Operating Expenses shared among the Building and one or more Other Buildings or relating to amenities or services provided only to, or used on a disproportionate basis by, Tenant or other specific tenants, Landlord shall allocate on an equitable basis such Operating Expenses to the Building and Other Buildings or among specific tenants of the Project, as determined in Landlord’s reasonable discretion; provided that (a) in accordance with the Phase II Easement Agreement, fifty percent (50%) of the Operating Expenses of the Amenity Building and the Phase II Common Area shall be allocated to the Building, (b) in accordance with the Sports Park Easement Agreement, twenty five percent (25%) of the Operating Expenses of the Sports Park shall be allocated to the Building and (c) in accordance with the Phase II Easement Agreement, forty percent (40%) of the Operating Expenses of the Phase II Parking Garage shall be allocated to the Building.

Operating Expenses may include, without limitation, all costs, expenses and disbursements incurred or made in connection with the following:

(i)Wages and salaries of all employees, whether employed by Landlord or the Project's management company, to the extent engaged in the operation and maintenance of the Project, and all costs related to or associated with such employees or the carrying out of their duties, including uniforms and their cleaning, taxes, auto allowances, training and insurance and benefits (including, without limitation, contributions to pension and/or profit sharing plans and vacation or other paid absences);

(ii)The costs of equipping and maintaining a management office, including, but not limited to, rent, accounting and legal fees, supplies and other administrative costs;

(iii)All supplies, tools, equipment and materials, including Common Area janitorial and lighting supplies, used directly in the operation and maintenance of the Project, including any lease payments therefor;

(iv)All utilities, including, without limitation, electricity, water, sewer and gas, for the Building and Common Area, except for charges for submetered electricity and gas and other Project utilities reasonably allocated to Tenant based on such submetered usage, for which Tenant pays Landlord in accordance with Section 16.4;

(v)All maintenance, operation and service agreements for the Phase II Buildings and the Common Area, and any equipment related thereto, including, without limitation, service and/or maintenance agreements for the Parking Facilities, the Shuttle Service (as defined in Section 16.6),  energy management, HVAC, plumbing and electrical systems, exterior window repair, replacement and maintenance, and window cleaning, elevator maintenance, janitorial service for the Common Area, groundskeeping, interior and exterior landscaping and plant maintenance, and maintenance of existing utility connections located outside the Building and connected to the exterior of the Building;

(vi)Premiums and deductibles paid for insurance relating to the Project including, without limitation, fire and extended coverage, boiler, earthquake, windstorm, rental loss, and commercial general liability insurance;

(vii)All repairs to the Project, including interior, exterior, structural or nonstructural repairs and replacements, and regardless of whether foreseen or unforeseen; provided, however, any repairs and replacements which under generally accepted accounting principles should be classified as capital improvements shall be subject to inclusion pursuant to the terms of Section 6.1(ix) and otherwise excluded pursuant to Section 6.2(v) below;

(viii)All maintenance of the Project, including, without limitation, repainting Common Areas, replacing Common Area wall coverings, window coverings and carpet, ice and snow removal, window washing, landscaping, groundskeeping, trash removal and the patching, painting, resealing and complete resurfacing of roads, driveways and parking lots;

(ix)Any capital improvements made to the Project for the purpose of reducing Operating Expenses or which are required under any governmental law or regulation that was not applicable to the Project as of the Date of Lease, the cost of which shall be amortized on a straight-line basis over the improvement's useful life using sound management accounting principles, not to exceed the Project's useful life , together with interest on the unamortized balance of such cost at the Interest Rate, or such higher rate as may have been paid by Landlord on funds borrowed for the purposes of constructing such capital improvements, provided that in the case of capital improvements that lower operating costs, the amortization amount may not exceed Landlord’s reasonable estimate of annual cost savings; and

(x)All amounts paid under easements, declarations, or other agreements or instruments affecting the Project, including, without limitation, assessments paid to property owners' or similar associations or bodies and assessments, costs and expenses incurred pursuant to the Declaration, the Phase II Easement Agreement and the Sports Park Easement Agreement or other easements, declarations, agreements or instruments affecting the Project recorded as of the Date of Lease.

6.2Operating Expense Exclusions.  Operating Expenses shall not include:  (i) depreciation on the Project;  (ii) costs of tenant improvements incurred in renovating leased space for the exclusive use of a particular tenant of the Project; (iii) brokers' commissions; (iv) Project mortgage principal or interest, rental under any ground or underlying lease, or points and fees on any mortgage or other debt instrument encumbering the Building or Project; (v) capital items other than those referred to in Section 6.1; (vi) costs of repairs or other work to the extent Landlord is reimbursed by warranties, insurance or condemnation proceeds; (vii) costs for utilities and Lighting Maintenance (as defined in Section 11.2) charged directly to, or paid directly by, Tenant pursuant to Section 16.4 or other tenants of the Project other than as a part of the Operating Expenses; (viii) fines, interest and penalties incurred due to the late payment of Operating Expenses; (ix) organizational expenses associated with the creation and operation of the entity which constitutes Landlord; (x) any fines, interest, penalties, costs, attorneys’ fees or damages that Landlord pays to Tenant under this Lease or to other tenants in the Project under their respective leases or incurred due to Landlord’s violation of laws in effect as of the Date of Lease; (xi) any fines, interest, penalties, attorneys’ fees or damages incurred due to Landlord’s violation of laws promulgated after the Date of Lease, except to the extent resulting from the failure of Tenant to pay Rent in a timely manner; (xii) Real Estate Taxes as provided for in Article VII; (xiii) items and services for which a tenant or any third party specifically reimburses Landlord (other than as a part of Operating Expenses) or for which a tenant pays third persons; (xiv) attorneys’ fees incurred by Landlord in connection with negotiations for leases with tenants or prospective tenants of the Project and in connection with disputes with or enforcement of any leases with specific tenants or prospective tenants of the Project; (xv) wages, salaries, fees and benefits paid to administrative or executive personnel of Landlord to the extent not acting in the capacity of a Building or Project manager and below such level for any personnel to the extent not involved in the direct operations or management of the Building or Project; (xvi) Landlord’s advertising, promotional and marketing expenses; (xvii) expenses in connection with services or other benefits which are not offered to Tenant, but which are provided to another tenant of the Project without charge; (xviii) any cost representing an amount paid as interest or for services or materials to a person, firm or entity related to Landlord, to the extent such amount exceeds the amount that would be paid as interest or for such services or materials or comparable quality at the then existing market rates to an unrelated person, firm or corporation; (xix) costs of clean-up, removal, remediation and repair in conformance with the requirements of applicable law of any damage or contamination caused by the presence of Hazardous Materials, to the extent of Landlord’s obligation to perform such work at Landlord’s cost pursuant to Section 9.2 of the Lease; provided, however, Operating Expenses may include the costs attributable to such work performed in connection with the ordinary operation and maintenance of the Project, including, without limitation, costs of cleaning up any minor chemical spills directly related to such ordinary maintenance and operation; (xx) costs to correct design or construction defects in the Project (as opposed to the cost of normal repair, maintenance and replacement); (xxi) costs arising from Landlord’s charitable or political contributions; (xxii) costs of damage and repairs necessitated by the gross negligence or willful misconduct of Landlord, Landlord’s employees, contractors or agents; (xxiii) contributions to reserves for Operating Expenses or Real Estate Taxes; (xiv), bad debt loss, rent loss, or reserves for bad debt loss or rent loss; (xxv) any costs associated with Landlord’s reservation for exclusive use of portions of the Amenity Building, the Phase II Common Area, the Parking Facilities, the Sports Park and the other Common Area for itself, Landlord’s operators of the Amenities, Landlord’s property manager, and their respective Agents; (xxvi) items and services for which a tenant or any third party specifically reimburses Landlord (other than as a part of Operating Expenses) or for which a tenant pays third persons; and (xxvii) any charge which would duplicate or otherwise result in double reimbursement to Landlord for a single expenditure made by Landlord.

6.3Tenant’s Right to Audit.  Tenant shall have a right, at Tenant’s sole cost and expense, to audit not more than once per Calendar Year Landlord’s Operating Expense Rental reconciliation statement upon the following terms and conditions. Tenant shall notify Landlord in writing that it is exercising its right to audit within 90 days following delivery of the Operating Expense Rental reconciliation statement, indicating in such notice with reasonable specificity those cost components of Operating Expense Rental to be subject to audit. The audit shall take place at Landlord's regional offices or, at Landlord’s option, the Project, at a time mutually convenient to Landlord and Tenant (but not later than 60 days after receipt of Tenant's notice to audit); provided, however, to the extent available in an electronic format, Landlord will accommodate Tenant’s request for copies of records in an electronic format, subject to Tenant’s compliance with Landlord’s reasonable security procedures for electronic delivery.  Except as Landlord may consent in writing, the audit shall be completed within 30 days after commencement. Except as permitted in the Audit Confidentiality Agreement (as defined in this Section 6.3), no copying of Landlord’s books or records will be allowed. The audit may be accomplished by either Tenant’s own employees with accounting experience reasonably sufficient to conduct such review, or a nationally or regionally recognized public accounting firm mutually and reasonably acceptable to Landlord and Tenant that is engaged on either a fixed price or hourly basis, and is not compensated on a contingency or bonus basis.  Under no circumstances shall Landlord be required to consent to an accounting firm that is also a tenant of Landlord (or any Landlord affiliate) in the Project or any building in the city or metropolitan area in which the Project is located.  The records reviewed by Tenant shall be treated as confidential and prior to commencing the audit, Tenant and any other person which may perform such audit for Tenant, shall execute a confidentiality agreement in a form reasonably acceptable to Landlord and Tenant (“Audit Confidentiality Agreement”).  A copy of the results of the audit shall be delivered to Landlord within 30 days after the completion of the audit.  If Landlord and Tenant determine that Operating Expense Rental for the Calendar Year is less than reported, Landlord shall give Tenant a credit in the amount of the overpayment toward Tenant's next monthly payment of estimated Operating Expense Rental, or, in the event this Lease has expired or terminated and no Event of Default exists, Landlord shall pay Tenant the total amount of such overpayment within 30 days.  If Landlord and Tenant determine that Operating Expense Rental for the Calendar Year is more than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days.  Furthermore, in the event that Landlord and Tenant determine that the actual Operating Expenses for the Calendar Year are less than the Operating Expenses reported by more than five percent (5%), as substantiated, at Landlord’s option and expense, by a certified public accountant, then a credit in the amount of all reasonable out of pocket third party expenses incurred by Tenant in conducting such review, which amount shall not exceed $3,000.00 shall be applied towards Tenant’s next monthly payments of estimated Operating Expenses Rental or, in the event the Lease has expired or terminated and no Event of Default exists, Landlord shall pay such expenses to Tenant within 30 days after receipt of Tenant’s invoice. Failure by Tenant to timely request an audit, or to timely deliver to Landlord the results of the audit, or to follow any of the procedures set forth in this Section 6.3 is deemed a waiver of the applicable audit right and any right to contest Operating Expense Rental for the applicable Calendar Year and is deemed acceptance of the Operating Expense Rental contained in the Operating Expense Rental reconciliation statement for the applicable Calendar Year.  Any audit review by Tenant shall not postpone or alter the liability and obligation of Tenant to pay any Operating Expense Rental due under the terms of this Lease. Tenant shall not be entitled to conduct such an audit if any Event of Default exists under this Lease.  No assignee or subtenant shall have any right to conduct an audit except for a permitted assignee or subtenant under Article X of this Lease occupying the entire Premises and no assignee or subtenant shall conduct an audit for any period during which such assignee or sublessee was not in possession of the Premises or for any period in which Tenant has conducted an audit.

VII.  REAL ESTATE TAXES

Real Estate Taxes shall be defined as (i) all real property taxes, assessments that are assessed, levied, or imposed on the land, buildings, and/or other improvements comprising all or part of the Project, or which are otherwise imposed in connection with the ownership, leasing, and operation of the Project; (ii) all personal property taxes levied by any public authority on personal property of Landlord used in the management, operation, maintenance and repair of the Project, (iii) all taxes, assessments and reassessments of every kind and nature whatsoever levied or assessed in lieu of or in substitution for existing or additional real or personal property taxes and assessments on the Project, including any so-called value-added tax, and (iv) amounts necessary to be expended because of governmental orders, charges or other actions, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises or Project or become payable during or are allocable to the Term; further, Tenant shall reimburse Landlord within 30 days after demand for all taxes and assessments required to be paid by Landlord (except to the extent included in Real Estate Taxes by Landlord), when (a) such taxes are measured by or reasonably attributable to the cost or value of (i) Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or (ii) the Tenant Work or any other leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such Tenant Work or other leasehold improvements exceeds the cost or value of a Building standard build-out as reasonably determined by Landlord regardless of whether title to such Tenant Work or improvements is vested in Tenant or Landlord; (b) such taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project (including the Parking Facilities); or (c) such taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises, or upon rent or receipts (including any business license tax or gross receipts tax based on the rents or other revenues received by Landlord), the square footage of land or improvements within the Project, or the occupancy by tenants of space within the Project.  The Building and the Other Buildings (except for the Amenity Building, which is part of the Building 3 tax parcel) each constitute separate tax parcels, but with respect to Real Estate Taxes shared among the Building and one or more Other Buildings or relating to amenities or services provided only to, or used on a disproportionate basis by specific tenants, Landlord shall allocate on an equitable basis such Real Estate Taxes to the Building and Other Buildings or among specific tenants of the Project, as determined in Landlord’s reasonable discretion; provided that fifty percent (50%) of the Real Estate Taxes of the Amenity Building and the Phase II Common Area, twenty five percent (25%) of the Real Estate Taxes of the Sports Park and forty percent (40%) of the Real Estate Taxes of the Phase II Parking Garage shall be allocated to the Building. Real Estate Taxes include any and all increases in Real Estate Taxes resulting from a change in ownership or new construction with respect to the Premises, the Building or the Project.  Further, for the purposes of this Article VII, Real Estate Taxes shall include the reasonable expenses (including, without limitation, reasonable attorneys’ fees) incurred by Landlord in challenging or obtaining or attempting to obtain a reduction of such Real Estate Taxes, regardless of the outcome of such challenge, and any costs incurred by Landlord for compliance, review and appeal of tax liabilities.  Notwithstanding the foregoing, Landlord shall have no obligation to challenge Real Estate Taxes.  If as a result of any such challenge, a tax refund is made to Landlord, then provided no Event of Default exists under this Lease, the net amount of such refund after payment of all reasonable costs and expenses of the challenge shall be deducted from Real Estate Taxes due in the Calendar Year such refund is received and credited to Real Estate Tax Rental or refunded to Tenant in accordance with Section 4.3.  In the case of any Real Estate Taxes which may be evidenced by improvement or other bonds or which may be paid in annual or other periodic installments, Landlord shall elect to cause such bonds to be issued or cause such assessment to be paid in installments over the maximum period permitted by law. Nothing contained in this Lease shall require Tenant to pay any capital stock, franchise, gift, estate, inheritance or succession transfer tax of Landlord, or any income, profits or revenue tax or charge, upon the net income of Landlord from all sources. Further, Landlord shall not include in Real Estate Taxes any late payment charges, interest and penalties caused by Landlord’s late payment of Real Estate Taxes to the applicable governmental authority.  Tenant hereby waives any and all rights to protest appraised values or to receive notice of reappraised values regarding the Project or other property of Landlord.

VIII.  PARKING

8.1 General. During the Term, Tenant shall have the right in common with other tenants and occupants in the Phase II Buildings to use the Parking Space Allocation (as defined in Section 1.17) without any charge for parking rental during the initial 132-month Term.  All parking rights are subject to the Rules and Regulations (as defined in Article XVIII), validation, key-card, sticker or other identification systems set forth by Landlord from time to time.  Landlord may restrict certain portions of the Parking Facilities for the exclusive use of one or more tenants of the Project and may designate other areas to be used at large only by customers and visitors of tenants of the Project provided that Landlord shall exercise commercially reasonable efforts to coordinate with Tenant in connection with the exercise of such right in order that there shall be no material adverse effect to Tenant’s use of and access to Tenant’s Parking Space Allocation in the Parking Facilities.  Landlord reserves the right to delegate the operation of the Parking Facilities to a parking operator which shall be entitled to all the obligations and benefits of Landlord under this Article VIII; provided, however, Landlord shall have no liability whatsoever for claims arising through acts or omissions of any independent operator of the Parking Facilities.  Except in connection with an assignment or sublease that is expressly permitted under this Lease, including, without limitation, an assignment or sublease made in accordance with Section 10.4 or Section 10.5, Tenant’s parking rights and privileges described herein are personal to Tenant and may not be assigned or transferred.  Landlord shall have the right to cause to be removed any vehicles of Tenant or its Agents that are parked in violation of this Lease or in violation of the Rules and Regulations of the Building, without liability of any kind to Landlord.

8.2Parking Space Alterations.  Provided that no Event of Default exists under this Lease or would exist but for the pendency of any cure period provided for in Section 20.1 (unless such Event of Default requires notice under Section 20.1 and Landlord has not delivered such notice to Tenant) and that the Parking Space Alterations (as defined in this Section 8.2) are performed and completed in accordance with Section 8.2 and Article XII of the Lease, Tenant, at Tenant’s sole cost and expense, shall have the right to make Alterations (as defined by Section 12.3) to the Future Car-Charging Stalls in order to connect to the existing electrical conduit and convert the Future Car-Charging Stalls into additional Car-Charging Stalls by installing equipment, facilities and Alterations consistent with the existing Car-Charging Stalls as necessary in order to accomplish such conversion (collectively, the “Parking Space Alterations”); provided, however, Landlord reserves the right as provided in Article XII to perform the Parking Space Alterations on behalf of Tenant.

8.3Segregated Parking.  If Tenant notifies Landlord that Tenant has reasonably determined that Tenant’s use of Tenant’s Parking Space Allocation with respect to either the Phase II Parking Garage or the Surface Lot is not available or is materially impaired due to parking by Landlord, tenants, occupants or others in the Project in a manner that is materially inconsistent with the rights of Tenant under this Lease, then Tenant and Landlord will enter into good faith discussions to resolve such issues through (a) marking spaces or posting signs identifying the spaces reserved for Tenant, (b) marking curbs or pavement or posting signs to identify the boundaries of the Surface Lot, and (c) implementing access controls such as programming access cards to the Phase II Parking Garage so that Tenant and the other tenants and occupants of Building 4, collectively, do not exceed 323 spaces in the Phase II Parking Garage and that the tenants and occupants of Building 3, collectively, do not exceed 484 spaces in the Phase II Parking Garage.  Except restricting the use of the Phase II Parking Garage subject to the terms of Section 1.17, Article II and this Article VIII, Landlord will have no responsibility to regulate access to the Phase II Parking Garage or Surface Lot.

IX.  USE AND REQUIREMENTS OF LAW

9.1Use.  The Premises will be used only for the Permitted Use and for no other purpose.  Tenant and Tenant’s Agents will not:  (i) do or permit to be done in or about the Premises, do in or about the Project, nor bring to, keep or permit to be brought or kept in the Premises or bring to or keep in the Project, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation which is now in force or which may be enacted or promulgated after the Date of Lease or with the Declaration; (ii) do or permit anything to be done in or about the Premises, or do in or about the Project, which will in any way obstruct or interfere with the rights of other tenants of the Building or Project; (iii) do or permit anything to be done in or about the Premises, or do in or about the Project, anything which is dangerous to persons or property; or (iv) cause, maintain or permit any nuisance in, on or about the Premises or cause or maintain any nuisance in, on or about the Project; or (v) commit or allow to be committed any waste in, on or about the Premises or commit any waste in, on or about the Project.  At its sole cost and expense, Tenant will promptly comply with (a) all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or in force after the Commencement Date of this Lease regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises (except to the extent of Landlord’s obligations under Sections 9.2, 9.3, and 12.1 and Article XIX); (b) the certificate of occupancy issued for the Building and the Premises; and (c) any recorded easement agreements, covenants, conditions and restrictions, if any, which affect the use, condition, configuration and occupancy of the Premises or the Project, including, without limitation, the Declaration, the Phase II Easement Agreement and the Sports Park Easement Agreement.  Notwithstanding anything to the contrary contained in this Lease, Tenant’s obligations under this Section 9.1 shall not include the performance of structural alterations or structural repairs to the Premises, except to the extent such work is required in connection with (a) the Tenant Work or Tenant’s Alterations (as defined in Section 12.3), (b) Tenant’s particular use of the Premises (as opposed to Tenant’s use of the Premises for the Permitted Use in a normal and customary manner) or (c) a change in the Permitted Use stated in Section 1.8, regardless of whether Landlord approves such change.  The term “Permitted Use” specifically excludes any use as a call center or similar high-density use that exceeds the Standard Density Limitation (as defined in Exhibit C); as an employment agency for day labor; by a governmental agency; or that is inconsistent with the Building being a Class A professional office building consistent with other Class A office buildings in the Silicon Valley of California, Class A market areas.

9.2Hazardous Materials. (a) Tenant Obligations.  Tenant shall not bring or allow any of Tenant's Agents to bring on the Premises or the Project, any asbestos, petroleum or petroleum products, used oil, explosives, toxic materials or substances defined as hazardous wastes, hazardous materials or hazardous substances under any federal, state or local law or regulation (“Hazardous Materials”), except for routine office and janitorial supplies used on the Premises and stored in the usual and customary manner and quantities, and in compliance with all applicable environmental laws and regulations (“Permitted Materials”). Except as provided in this Section 9.2, in the event of any release of Hazardous Materials on, from, under or about the Premises or the Project as the result of Tenant’s occupancy or use of the Premises, Landlord shall have the right, but not the obligation, to cause Tenant, at Tenant’s sole cost and expense, to clean up, remove, remediate and repair any soil or groundwater contamination or other damage or contamination in conformance with the requirements of applicable law.  Subject to the waivers set forth in Section 15.5, Tenant shall indemnify, protect, hold harmless and defend (by counsel acceptable to Landlord) Landlord, its affiliates, its Agents and each of their respective Agents, successors and assigns, from and against any and all demands, claims, causes of action, damages, penalties, fines, liabilities, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs) (“Claims”) to the extent caused by or arising out of (i) a violation of the foregoing prohibitions or (ii) the presence or release of any Hazardous Materials on, from, under or about the Premises, the Project or other properties as the result of Tenant's occupancy or use of the Premises.   Notwithstanding anything to the contrary, Tenant's obligation to indemnify, protect, hold harmless and defend Landlord, its affiliates, its Agents and each of their respective Agents, successors and assigns, shall not extend to any Claims arising as a result of, and Tenant shall not have any liability to Landlord under this Section 9.2 resulting from, any Hazardous Materials (A) existing or generated, on, from, under or about the Project, including, without limitation, the Premises, prior to the Date of Lease (“Pre-Existing Contamination”) unless caused or exacerbated by Tenant’s or Tenant’s Agents’ release of Hazardous Materials, exacerbation of Pre-Existing Contamination, violation of any applicable laws, statutes, ordinances or governmental rules or regulations or breach by Tenant of its obligations under this Section 9.2 (collectively, and separately referred to as “Tenant Responsible Contamination”), subject to the waivers  in Section 15.5, (B) that migrate onto the Premises, Building or Project by no fault of Tenant, or (C) generated or brought on the Premises, Building or Project by Landlord or its Agents.  Tenant shall immediately give Landlord written notice (1) of any suspected breach of this Section 9.2, (2) upon Tenant’s actual knowledge of the presence or any release of any Hazardous Materials (other than Permitted Materials) within or about the Premises or (3) upon receiving any notices from governmental agencies or other parties pertaining to Hazardous Materials which may affect the Premises. Neither the written consent of Landlord to the presence of the Hazardous Materials, nor Tenant's compliance with all laws applicable to such Hazardous Materials, shall relieve Tenant of its indemnification obligation under this Lease. Landlord shall have the right from time to time, but not the obligation, to (x) request from Tenant information showing Tenant’s compliance with its obligations under Section 9.2; and (y) to enter upon the Premises in accordance with Article XIV to conduct such inspections and undertake such sampling and testing activities as Landlord deems necessary or desirable to determine whether Tenant is in compliance with its obligations under Section 9.2, except that in no event may Landlord sample or test tenant raw materials, lab materials, products or processes, except with the prior written consent of Tenant, which consent may be withheld if commercially reasonable alternative means exist to assure Tenant compliance.

(b)Hazardous Materials Disclosure; Landlord Obligations. (i) Pursuant to the provisions of California Health & Safety Code Section 25359.7, Landlord hereby discloses to Tenant that the Project has been developed on the site of a former landfill and that Hazardous Materials have come to be located at the Project, and pursuant to the provisions of California Health & Safety Code Section 25249.6 (Proposition 65), Landlord provided Tenant with the following warning:  “  WARNING:   The Hazardous Materials that are located at the Project could expose persons to chemicals, including asbestos, which are known to the State of California to cause cancer.  For more information, go to www.P65Warnings.ca.gov.”.  For more information also refer to the Environmental Reports (as defined in this Section 9.2(b)).  Tenant acknowledges that Landlord made available to Tenant for review, and Tenant had the opportunity to review, prior to the Date of Lease the reports and other materials identified on Exhibit F attached to this Lease, which is attached hereto and incorporated herein by this reference (collectively, the “Environmental Reports”) regarding actual or potential releases of Hazardous Materials at, on, under, about, or otherwise affecting the Project.  Landlord represents that to its knowledge based on the recommendations of Crawford Consulting, Inc., Landlord has provided Tenant with access to the Environmental Reports and that such Environmental Reports comprise all material, relevant reports in Landlord’s possession or in the possession of its consultant, Crawford Consulting, Inc., related to the former landfill and Pre-Existing Contamination.  Landlord and Tenant acknowledge and agree that (A) those Environmental Reports identified as “Confidential” in Exhibit F, have been agreed upon between Landlord and Tenant to continue to be treated as Confidential Information (as defined in the Environmental NDA (as defined in this Section 9.2(b)) from and after the Date of Lease, (B) Tenant is obligated under the terms of the Confidentiality Agreement dated February 13, 2019 (“Environmental NDA”), between Landlord and Tenant, which Environmental NDA is attached hereto as Exhibit F-1, to protect the confidentiality of such Confidential Information in accordance with the terms of the Environmental NDA, and such obligation shall continue from and after the Date of Lease with respect to such Confidential Information, (C) any other reports and materials delivered on or after the Date of Lease on behalf of Landlord to Tenant which Landlord identifies or marks as “confidential” or “proprietary” shall constitute Confidential Information that is subject to the Environmental NDA (potentially including, without limitation, reports, data, documents, materials and other information provided on behalf of Landlord, or prepared in connection with Tenant’s evaluations pursuant to Section 9.2(b)) and Tenant shall be obligated to protect the confidentiality of such Confidential Information in accordance with the terms of the Environmental NDA, (D) Tenant’s obligations under this Section 9.2(b) with respect to all Confidential Information shall survive the expiration or earlier termination of this Lease; (E) Landlord shall continue to make all of the Environmental Reports available for Tenant’s review during the Term upon Tenant’s request and, to the extent applicable, under the terms of the Environmental NDA; and (F) Landlord makes no representations or warranties as to the accuracy of the contents of the Environmental Reports, and no representations or warranties regarding the actual or potential releases, except as set forth below in this Section 9.2(b).  Upon Tenant’s request, Landlord shall also make all of the Environmental Reports available for review during the Term by a proposed subtenant of all or a portion of the Premises, a proposed assignee of this Lease or a proposed Ownership Transferee (as defined in Section 10.5); provided that such subtenant, assignee or Ownership Transferee, as applicable, shall be required to execute a confidentiality agreement in substantially the form of the Environmental NDA prior to reviewing, and as a condition to Landlord’s obligation to make available for review, any and all Confidential Information.  Tenant acknowledges that it has had the opportunity to conduct all investigation and testing of the Premises, either by itself or with the assistance of an expert, as it deems necessary, that Tenant has determined that the Premises are appropriate for its use and waives and releases any and all claims or objections, including any claim for response costs, loss of use, business interruption, or termination, regarding the physical characteristics of the Premises, including the presence of any Hazardous Materials at, on, under, about, or otherwise affecting or emanating from the Premises.  To the extent governmentally required and that Tenant is not responsible under this Section 9.2, Landlord shall be responsible, at no cost to Tenant, and excluded from Operating Expenses as provided in Section 6.2(xix), for the clean-up, removal, remediation and repair of any soil or groundwater contamination or other damage or contamination caused by the Pre-Existing Contamination on the Project in conformance with the requirements of applicable law, including, without limitation, all applicable environmental laws and regulations.  Landlord shall indemnify, protect, defend and hold harmless Tenant from and against any and all Claims to the extent resulting from (A) the existence of Hazardous Materials brought on the Premises, Building or Project by Landlord or its Agents; (B) Landlord’s breach of this Section 9.2(b) or (C) the Pre-Existing Contamination; provided, however, Landlord’s obligation to indemnify, defend and hold harmless Tenant as provided in this Section 9.2(b) shall be subject to the waivers in Section 15.5 and shall not apply to the extent of remediation resulting from, or to the extent of remediation increased due to, Tenant Responsible Contamination.  The obligations of Landlord and Tenant under Section 9.2 shall survive the expiration or earlier termination, for any reason, of this Lease.

(ii) During the Term, Landlord shall give written notice to Tenant as soon as reasonably practicable of (A) any written communication of any inquiry or claim received from any governmental authority concerning any Hazardous Materials which relates to the Project, and (B) any contamination of the Premises or the Project by Hazardous Materials of which Landlord has notice or actual knowledge and which constitutes a violation of applicable law, statute, ordinance or governmental rule or regulation or results in damage or contamination for which clean up, removal, remediation or repair is required in conformance with applicable laws, statutes, ordinances or governmental rules or regulations.  Landlord shall, at its expense (which may be included in Operating Expenses, subject to the terms of Article VI above, including, without limitation, the exclusions set forth in Section 6.2), through its own actions, or by exercising commercially reasonable efforts to compel the actions of others to, observe, comply with and meet all requirements of applicable laws, statutes, ordinances or governmental rules or regulations and the Declaration in connection with the monitoring, inspection, maintenance, repair and remediation of any Hazardous Materials in, on, or under the Building or Project as of the Date of Lease, including, without limitation, performance of the maintenance and operation obligations of Landlord with respect to the methane mitigation systems at the Building as set forth in the Operations, Maintenance and Monitoring Plan and Vapor Mitigation System manual dated May 2018 prepared by Haley & Aldrich, Inc. for the methane mitigation systems at the Building, Building 3, the Amenity Building, the Parking Structure, and the aboveground Parking Facilities and other Common Areas (except for the Parking Facilities and Common Area located on the Land on which Phase I Buildings are located) (“MMS O&M Manual”). Landlord shall exercise commercially reasonable efforts to coordinate with Tenant in connection with the Landlord’s performance of its obligations under this Section 9.2(b)(ii), in order to minimize any material adverse effect to Tenant’s use of and access to the Premises and Common Areas. In addition, Landlord shall:  1) provide Tenant upon Tenant’s request and subject to the terms of the Environmental NDA, if applicable, the annual report and any other reports, notices, amendments or other documents prepared, and provided or made available to Landlord, by the Association (as defined by the Declaration) pursuant to the Declaration, the semi-annual methane detection and calibration reports created with respect to the Building and the Amenity Building and, to the extent prepared and available, any other material documents, data and reports, including as to maintenance and repair, that Landlord is obligated to prepare under the Declaration or applicable laws, statutes, ordinances and governmental rules, regulations or requirements related to the former landfill and the Improvements (as defined by the Declaration) comprising the related cap and equipment and systems at the Project, including, without limitation, the Methane Mitigation Systems or that are related to Pre-Existing Contamination at the Project; 2) except in the case of an Emergency (as defined in Article XIV), provide Tenant with reasonable prior written notice of any excavation, any other work or expected event on the Project of which Landlord is aware and reasonably expects to both affect the Pre-existing Contamination and disrupt Tenant’s use of the Premises or Common Areas; 3) except in the case of an Emergency, provide Tenant with reasonable prior written notice of any excavation, any other work or expected event on the Project of which Landlord is aware and that Landlord reasonably expects to (or has been advised by the Association or an owner of another Building may) pierce the landfill cap and 4) immediately provide notice to Tenant of any data, condition or event of which Landlord is aware that is related to the Pre-Existing Contamination and that poses risk to the health or welfare of Tenant or any Tenant employee or invitee and Landlord promptly shall provide Tenant with all related material documents, data and reports as they become available to Landlord thereafter, subject to the terms of the Environmental NDA as applicable to any Confidential Information, as determined pursuant to Section 9.2(b).

9.3Compliance with ADA; Warm Shell Condition.  Notwithstanding any other statement in this Lease, the provisions in this Section 9.3 shall govern the parties’ compliance with the Americans With Disabilities Act of 1990, as amended from time to time, Public Law 101-336; 42 U.S.C. §§12101, et seq. (the foregoing, together with any similar state statute governing access for the disabled or handicapped collectively referred to as the “ADA”).

(a)Landlord represents and warrants that, to Landlord’s actual knowledge, as of the Date of Lease, the Building, the Premises, the Parking Facilities and Common Areas comply in all material respects with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force, including, but not limited to, the ADA and Title 24 (as the foregoing are applied and interpreted by the applicable governmental authorities or quasi-governmental authorities as of the Date of Lease) and with respect to the Premises only, applicable to a “warm shell” condition, without regard to any specific use of the Premises, Alterations or the Tenant Work; it being agreed by the parties that Landlord’s representation and warranty under this Section 9.3(a) regarding compliance of the Premises with all applicable laws, statutes, ordinances and governmental rules, regulations or requirements, including, but not limited to, the ADA and Title 24, is based solely upon the receipt by Landlord of the Permit Records issued by the City of San Jose under Permit# 2016-119262CI and the absence of receipt by Landlord from the City of San Jose of any notification of subsequent non-compliance.

(i)Landlord shall not be liable to Tenant for any damages for any violation that is contrary to the foregoing representation and warranty, but as Tenant’s sole remedy, Landlord shall perform such corrective work as may be required in this Section 9.3(a)(i).  To the extent governmentally required as of Date of Lease, Landlord shall be responsible for compliance with Title III of the ADA with respect to any repairs, replacements or alterations to the core and shell of the Building, and such expense shall not be included as an Operating Expense of the Project; provided, however, if compliance with ADA under this Section 9.3 is required due to (a) Alterations, (b) the Tenant Work, (c) the installation of any of Tenant’s furniture, fixtures, equipment or property, (d) Tenant’s particular use or occupancy of the Premises (as opposed to Tenant’s use and occupancy of the Premises for the Permitted Use in a normal and customary manner), (e) the particular manner in which Tenant conducts its business in the Premises, (f) a change in the Permitted Use stated in Section 1.8, or (g) any Access Improvements (as defined in Section 9.3(c)) that are Tenant’s responsibility under Section 9.3(c), regardless of whether Landlord approves such change, then such compliance shall be Tenant’s responsibility under Section 9.3(b) (collectively and each a, “Tenant ADA Responsibility”).  Landlord shall have the right to apply for and obtain a waiver or deferment of compliance, the right to contest any such violation in good faith, including, but not limited to, the right to assert any and all defenses allowed by applicable laws, statutes, ordinances and governmental rules, regulations or requirements, and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by applicable laws, statutes, ordinances and governmental rules, regulations or requirements, and Landlord’s obligation to perform such corrective work under this Section 9.3(a)(i) shall not apply until after the exhaustion of any and all rights to appeal or contest.   Notwithstanding the foregoing, if prior to the completion of the Tenant Work, Tenant does not notify Landlord in writing of any violation or alleged violation of applicable laws, statutes, ordinances and governmental rules, regulations or requirements as of the Date of Lease with respect to the Building, Parking Facilities or Common Area, then the issuance of a permanent certificate of occupancy (or sign off on the job card) for the Tenant Work to be constructed pursuant to the Work Agreement shall conclusively establish that Landlord’s foregoing representation and warranty in this Section 9.3(a) was true and correct, and Landlord shall thereafter have no further liability or responsibility pursuant to this Section 9.3(a)(i).

(ii)To the extent governmentally required subsequent to the Date of Lease as a result of an amendment to Title III of the ADA or any regulation thereunder enacted subsequent to the Date of Lease, Landlord shall be responsible for compliance with Title III of the ADA with respect to any repairs, replacements or alterations to the core and shell of the Building, and such expense shall be included as an Operating Expense of the Project, subject to the terms of Article VI, including, without limitation the exclusions from  Operating Expenses set forth in Section 6.2; provided, however, if such compliance is required due to a Tenant ADA Responsibility, then such compliance shall be Tenant’s responsibility under Section 9.3(b).

(iii) To the extent governmentally required as of the Commencement Date, or subsequent to the Commencement Date of this Lease as a result of an amendment to Title III of the ADA or any regulation thereunder enacted subsequent to the Commencement Date of this Lease, Landlord shall be responsible for compliance with Title III of the ADA with respect to any repairs, replacements or alterations to the Common Area of the Project, and such expense shall be included as an Operating Expense of the Project, subject to the terms of Article VI, including, without limitation the exclusions from Operating Expenses set forth in Section 6.2.  Landlord shall indemnify, defend and hold harmless Tenant and its Agents from all fines, suits, procedures, penalties, claims, liability, losses, expenses and actions of every kind, and all costs associated therewith (including, without limitation, reasonable attorneys’ and consultants’ fees) arising out of or in any way connected with Landlord’s failure to comply with Title III of the ADA as required above.

(b)To the extent governmentally required, Tenant shall be responsible for compliance, at its expense, with Titles I and III of the ADA with respect to the Premises (including, without limitation, the Tenant Work), any Alterations and any Tenant ADA Responsibility; provided, however, Tenant shall not be responsible for compliance with Title III of the ADA with respect to the core and shell of the Building, except for the Tenant ADA Responsibility. Tenant shall indemnify, defend and hold harmless Landlord and its Agents from all fines, suits, procedures, penalties, claims, liability, losses, expenses and actions of every kind, and all costs associated therewith (including, without limitation, reasonable attorneys’ and consultants’ fees) arising out of or in any way connected with Tenant’s failure to comply with Titles I and III of the ADA as required above.

(c)Statement Required under California Civil Code § 1938.  The Premises has not undergone inspection by a Certified Access Specialist and the Premises has not been determined to meet all applicable construction-related accessibility standards pursuant to California Civil Code § 55.53.  Except to the extent expressly set forth in this Lease, Landlord shall have no liability or responsibility to make any repairs or modifications to the Premises or the Project in order to comply with accessibility standards.  Landlord hereby discloses pursuant to California Civil Code Section 1938 as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs to correct violations of the construction-related accessibility standards within the premises.”  Landlord and Tenant hereby acknowledge and agree that in the event that Tenant elects to perform a CASp inspection of all or any portion of the Premises hereunder (the “Inspection”), such Inspection shall be (a) performed at Tenant’s sole cost and expense, (b) limited to the Premises and (c) performed by a CASp who has been approved (which approval shall not be unreasonably withheld, conditioned or delayed) or designated by Landlord prior to the Inspection.  Any Inspection must be performed in a manner which minimizes the disruption of business activities in the Project, and at a time reasonably approved by Landlord. Landlord reserves the right to be present during the Inspection.  Tenant agrees to: (i) promptly provide to Landlord a copy of the report or certification prepared by the CASp inspector upon request (the “Report”), (ii) keep the information contained in the Report confidential, except to the extent required by applicable laws, statutes, ordinances and governmental rules, regulations or requirements or to the extent disclosure is needed in order to complete any necessary modifications or improvements required to comply with all applicable accessibility standards under the ADA or other state or federal laws, statutes, ordinances and governmental rules, regulations or requirements as well as any other repairs, upgrades, improvements, modifications or alterations required by the Report or that may be otherwise required to comply with accessibility requirements, the ADA or other applicable laws, statutes, ordinances and governmental rules, regulations or requirements  (the “Access Improvements”).  As part of the Tenant ADA Responsibility, if governmentally required, Tenant shall be solely responsible for the cost of Access Improvements to the Premises, the Building or the Project necessary to correct any such violations of construction-related accessibility standards identified by such Inspection as required by the ADA or other applicable laws, statutes, ordinances and governmental rules, regulations or requirements, which Access Improvements may, at Landlord’s option, be performed in whole or in part by Landlord at Tenant’s expense, payable as Additional Rent within thirty (30) days following Landlord’s demand.  Notwithstanding anything to the contrary in this Section 9.3(c), Landlord shall in no event be responsible under this Lease for performing, or paying the cost of, any Access Improvements that are identified by any such Inspection with respect to the Premises, the Building or the Project, unless Landlord is otherwise obligated to perform, or pay for, such Access Improvements under Section 9.3(a) or other provisions of this Lease.

X.  ASSIGNMENT AND SUBLETTING

10.1Landlord's Consent.

(a)Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit a third party to occupy or use) the Premises, or any part thereof, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effected by operation of law or otherwise, without the prior written consent of Landlord, such consent not to be unreasonably withheld,  conditioned or delayed.  Subject to the terms of Section 10.4 and Section 10.5 below, a transfer at any one time or from time to time of a majority interest in Tenant (whether stock, partnership interest or other form of ownership or control) shall be deemed to be an assignment of this Lease, unless at the time of such transfer Tenant is an entity whose outstanding stock is listed on a recognized security exchange.  Within 30 days following Landlord's receipt of Tenant's request for Landlord's consent to a proposed assignment, sublease, or other encumbrance, together with all information required to be delivered by Tenant pursuant to the provisions of this Section 10.1, Landlord shall:  (i) consent to such proposed transaction; (ii) refuse such consent with a statement of the reasons of refusal; or (iii) elect to terminate this Lease in the event of an assignment, or in the case of a Significant Sublease (as defined in Section 10.2), terminate this Lease as to the portion of the Premises proposed to be sublet in accordance with the provisions of Section 10.2.  Any assignment, sublease or other encumbrance without Landlord's written consent shall be voidable by Landlord and, at Landlord's election, constitute an Event of Default hereunder.  If within the 30-day period set forth above, Landlord fails to timely deliver to Tenant notice of Landlord’s consent, refusal or election to terminate with respect to a proposed assignment or sublease, then Tenant may send a second (2nd) notice (“2nd Notice of Proposed Transfer”) to Landlord, which notice must contain the following inscription, in bold faced lettering: “SECOND NOTICE DELIVERED PURSUANT TO SECTION 10.1 OF LEASE - - FAILURE TO TIMELY RESPOND WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN DEEMED CONSENT TO ASSIGNMENT OR SUBLEASE.”  If Landlord fails to deliver notice of Landlord’s consent, refusal or election to terminate with respect to a proposed transfer described in Tenant’s 2nd Notice of Proposed Transfer within five (5) business days after receipt of such 2nd Notice of Proposed Transfer, Landlord shall be deemed to have consented to the proposed transfer described in the 2nd Notice of Proposed Transfer.  Without limiting other instances in which Landlord may reasonably withhold consent to an assignment or sublease, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold consent (a) if an Event of Default exists under this Lease or if an Event of Default would exist but for the pendency of any cure periods provided under Section 20.1 (unless such Event of Default requires notice under Section 20.1 and Landlord has not delivered such notice to Tenant);  or (b) if the proposed assignee or sublessee is:  a governmental entity; a person or entity with whom Landlord has negotiated for space in the Project during the prior six months and for whom Landlord has space available in the Project to meet such person or entity’s needs; a present tenant in the Project for whom Landlord has space available in the Project to meet such person or entity’s needs; a person or entity whose tenancy in the Project would not be a Permitted Use or would violate any exclusivity arrangement which Landlord has with any other tenant; a person or entity of a character or reputation or engaged in a business which is not consistent with the quality of the Project; or not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under this Lease with respect to a proposed assignment (or under the sublease with respect to a proposed sublease) on the date consent is requested.  If Tenant requests Landlord's consent to a specific assignment or subletting, Tenant will submit in writing to Landlord:  (1) the name and address of the proposed assignee or subtenant; (2) a counterpart of the proposed agreement of assignment or sublease; (3) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space; (4) banking, financial or other credit information reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant; (5) executed estoppel certificates from Tenant containing such information as provided in Section 24.4; and (6) any other information reasonably requested by Landlord.  Notwithstanding anything to the contrary contained herein, if Tenant claims that Landlord has unreasonably withheld or delayed its consent under this Section 10.1, Tenant’s sole remedies shall be a declaratory judgment and an injunction for the relief sought and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to obtain damages or terminate this Lease, whether under California Civil Code Section 1995.310 or otherwise.

(b)Notwithstanding that the prior express written permission of Landlord to any of the aforesaid transactions may have been obtained, the following shall apply:

(i)In the event of an assignment, contemporaneously with the granting of Landlord's aforesaid consent, Tenant shall cause the assignee to expressly assume in writing and agree to perform all of the covenants, duties, and obligations of Tenant hereunder from and after the date of such assignment and such assignee shall be jointly and severally liable therefor along with Tenant.

(ii)All terms and provisions of this Lease shall continue to apply after any such transaction.

(iii)In any case where Landlord consents to an assignment, transfer, encumbrance or subletting, the undersigned Tenant and any Guarantor shall nevertheless remain directly and primarily liable for the performance of all of the covenants, duties, and obligations of Tenant hereunder (including, without limitation, the obligation to pay all Rent and other sums herein provided to be paid), and Landlord shall be permitted to enforce the provisions of this instrument against the undersigned Tenant, any Guarantor and/or any assignee without demand upon or proceeding in any way against any other person.  Neither the consent by Landlord to any assignment, transfer, encumbrance or subletting nor the collection or acceptance by Landlord of rent from any assignee, subtenant or occupant shall be construed as a waiver or release of the initial Tenant or any Guarantor from the terms and conditions of this Lease or relieve Tenant or any subtenant, assignee or other party from obtaining the consent in writing of Landlord to any further assignment, transfer, encumbrance or subletting.

(iv)Tenant hereby assigns to Landlord the rent and other sums due from any subtenant, assignee or other occupant of the Premises and hereby authorizes and directs each such subtenant, assignee or other occupant to pay such rent or other sums directly to Landlord; provided however, that until the occurrence of an Event of Default, Tenant shall have the license to continue collecting such rent and other sums.  Notwithstanding the foregoing, in the event that the rent due and payable by a sublessee under any such permitted sublease (or a combination of the rent payable under such sublease plus any bonus or other consideration therefor or incident thereto) exceeds the hereinabove provided Rent payable under this Lease, or if with respect to a permitted assignment, permitted license, or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee, or other transferee with respect to the assignment or sublease, as applicable exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord, in accordance with Section 10.3, 50% of the Net Profits (as defined in Section 10.3) within 30 days following receipt thereof by Tenant from such sublessee, assignee, licensee, or other transferee, as the case may be.

(v)Tenant shall reimburse Landlord for its reasonable, third party attorneys’ fees incurred under this Article X, in connection with any review of, and Landlord’s consent to, any sublease, assignment or deemed assignment made under this Article X, regardless of whether Landlord’s consent is required under this Article X and whether Landlord consents to such request.

10.2Landlord's Option to Recapture Premises.  If Tenant proposes to assign this Lease other than in accordance with Sections 10.4 or 10.5, Landlord may, at its option, upon written notice to Tenant given within 30 days after its receipt of Tenant's notice of proposed assignment, together with all other necessary information, elect to recapture the Premises and terminate this Lease.  If Tenant proposes to sublease all or a portion of the Premises, other than in accordance with Section 10.4, and such sublease constitutes a Significant Sublease, then Landlord may, at its option upon written notice to Tenant given within 30 days after its receipt of Tenant's notice of proposed subletting, together with all other necessary information, elect to recapture such portion of the Premises as Tenant proposes to sublease and upon such election by Landlord, this Lease shall terminate as to the portion of the Premises recaptured.  Notwithstanding the foregoing, Tenant may, within ten (10) days after Landlord’s notice to Tenant terminating this Lease in connection with a proposed assignment of the Lease or with respect to the proposed sublet portion of the Premises, withdraw Tenant’s request for Landlord’s consent to any assignment or subletting under this Article X, in which event this Lease shall remain in full force and effect with respect to the entire Premises.  If a portion of the Premises is recaptured, the Rent payable under this Lease shall be proportionately reduced based on the square footage of the Rentable Square Feet retained by Tenant and the square footage of the Rentable Square Feet leased by Tenant immediately prior to such recapture and termination, and Landlord and Tenant shall thereupon execute an amendment to this Lease in accordance therewith.  Landlord may thereafter, without limitation, lease the recaptured portion of the Premises to the proposed assignee or subtenant without liability to Tenant.  Upon any such termination, Landlord and Tenant shall have no further obligations or liabilities to each other under this Lease with respect to the recaptured portion of the Premises, except with respect to obligations or liabilities which accrue or have accrued hereunder as of the date of such termination (in the same manner as if the date of such termination were the date originally fixed for the expiration of the Term).  As used in this Lease, “Significant Sublease” means any sublease of all or any portion of the Premises (whether by itself or when the Rentable Square Feet covered by such sublease is aggregated with the Rentable Square Feet covered by any other subleases of a portion of the Premises then in effect) that covers either a portion of the Premises comprising one or more floors in the Premises or containing 38,901 Rentable Square Feet  or more and that (a) is entered into after April 30, 2026; or (b) has a term longer than 60 months (whether pursuant to its initial terms or as a result of a renewal or extension of the term of such sublease).

10.3Distribution of Net Profits.  In the event that Tenant assigns this Lease or sublets all or any portion of the Premises during the Term other than in accordance with Sections 10.4 or 10.5,, Landlord shall receive 50% of any “Net Profits” (as hereinafter defined) and Tenant shall receive 50% of any Net Profits received by Tenant from any such assignment or subletting.  The term “Net Profits” as used herein shall mean such portion of the Rent payable by such assignee or subtenant in excess of the Rent payable by Tenant under this Lease (or pro rata portion thereof in the event of a subletting) for the corresponding period, sublease plus any bonus or other consideration therefor or incident thereto, after deducting from such excess Rent all of Tenant's documented reasonable third party costs associated with such assignment or subletting, including, without limitation, broker commissions, attorney fees, marketing expenses, costs paid to Landlord in obtaining Landlord’s consent to the assignment or sublease, rent concessions, tenant improvement allowances,  and any costs incurred by Tenant to prepare or alter the Premises, or portion thereof, for the assignee or sublessee.

10.4Transfers to Related Entities.  Notwithstanding anything in this Article X to the contrary, provided no Event of Default exists under this Lease or would exist but for the pendency of any cure periods provided for under Section 20.1 (unless such Event of Default requires notice under Section 20.1 and Landlord has not delivered such notice to Tenant), Tenant may, without Landlord's consent, but after providing written notice (“Related Entity Notice”) to Landlord (unless, with respect to an Asset Sale Assignee (as defined in this Section 10.4), such prior notice is prohibited under applicable laws or any commercially reasonable confidentiality agreement, in which case Tenant may provide the Related Entity Notice within 10 days after the transaction) and subject to the provisions of Section 10.1(b)(i-v), assign this Lease or sublet all or any portion of the Premises to any Related Entity (as hereinafter defined) provided that (i) such Related Entity is not a governmental entity or agency; (ii) such Related Entity's use of the Premises would not cause Landlord to be in violation of any exclusivity agreement within the Project; (iii) the tangible net worth (computed in accordance with generally accepted accounting principles exclusive of goodwill) of either Tenant or the Affiliated Entity, in the case of an assignment to an Affiliated Entity, or the Asset Sale Assignee, in the case of an assignment to the Asset Sale Assignee, after such transfer is greater than or equal to the greater of (a) the tangible net worth of Tenant as of the Date of Lease; or (b) the tangible net worth of Tenant immediately prior to such transfer, and proof satisfactory to Landlord that such tangible net worth standards have been met shall have been delivered to Landlord concurrently with the Related Entity Notice in accordance with this Section 10.4. “Related Entity” shall be defined as (i) any parent company, subsidiary, affiliate or related corporate entity of Tenant that controls, is controlled by, or is under common control with Tenant (“Affiliated Entity”) or (ii) the assignee of Tenant’s interest under this Lease as part of the sale of all or substantially all of Tenant’s assets to such assignee in one or more transactions (“Asset Sale Assignee”).

10.5Transfers of Ownership.  Notwithstanding anything in this Article X to the contrary, provided that no Event of Default exists under this Lease or would exist but for the pendency of any cure periods provided for under Section 20.1 (unless such Event of Default requires notice under Section 20.1 and Landlord has not delivered such notice to Tenant), Tenant may, without Landlord's consent, but after providing written notice (“Ownership Change Notice”) to Landlord (unless such prior notice is prohibited under applicable laws or any commercially reasonable confidentiality agreement, in which case Tenant may provide the Ownership Change Notice within 10 days after the transaction) and subject to the provisions of Section 10.1(b)(i-iii) and (v), transfer a majority interest in Tenant in one or more transactions in connection with a merger, consolidation, sale of all or substantially all of the equity interests in Tenant, or reorganization, provided that such transfer is not used solely to circumvent the obligation to obtain Landlord’s consent pursuant to this Article X and the tangible net worth (computed in accordance with generally accepted accounting principles exclusive of goodwill and other intangible assets) of Tenant after such transfer (or the surviving entity in the case of any merger or consolidation) (“Ownership Transferee”) is at least equal to the greater of (i) the tangible net worth of Tenant as of the Date of Lease; or (ii) the tangible net worth of Tenant immediately prior to such transfer (or the first such transfer in the case of a series of transfers), and proof reasonably satisfactory to Landlord that such tangible net worth standards have been met shall have been delivered to Landlord concurrently with the Ownership Transfer Notice in accordance with this Section 10.5.

10.6Permitted Occupancy by Related Entities.  In addition to Tenant's right to assign this Lease or sublet the Premises to a Related Entity in accordance with Section 10.4, Tenant may permit any Related Entity to occupy with Tenant up to twenty (20%) of the Premises on a shared basis with Tenant, without assigning the Lease or subletting the Premises to such Related Entity, provided that (i) such Related Entity’s occupancy shall be subject to the terms of this Lease and the Related Entity’s agreement to fully and completely observe all the Tenant's covenants in this Lease, including, without limitation, the Permitted Use and the insurance and indemnity obligations set forth in Article XV and Article XVII of this Lease, with the exception of the payment of rental and other sums required to be paid hereunder which remain the obligation of Tenant; (ii) such Related Entity is not a governmental entity or agency; (iii) such Related Entity's use of the Premises would not cause Landlord to be in violation of any exclusivity agreement within the Project; (iv) notice shall have been delivered to Landlord at least 10 days prior to the effective date of any such occupancy; (v) Tenant shall exercise a reasonable degree of supervision over such Related Entity’s activity occurring in the Premises; and (vi) Tenant’s occupancy arrangements with the Related Entity shall not, whether in a single transaction or in a series of transactions, be entered into as a subterfuge to avoid the obligations and restrictions relating to transfers set forth in this Article X.

XI.  MAINTENANCE AND REPAIR

11.1Landlord's Obligation.  Landlord will maintain, clean repair and restore in a first-class manner consistent with the first-class nature of the Building and Project and in reasonably good order and condition (i) the Common Area; (ii) the mechanical, plumbing, electrical, security and HVAC, elevator, and life safety equipment and systems serving the Building; (iii) the structure of the Building (including roof, exterior walls and foundation); (iv) exterior windows of the Building; and (v) Building standard lighting, except for Lightning Maintenance, which is governed by Section 11.2. Except as otherwise provided in Section 6.2, the cost of such maintenance, repairs, replacements and restorations shall be included in the Operating Expenses and paid by Tenant as provided in Article VI; provided, however, subject to Section 15.5, Tenant shall bear the full cost, plus 5% of such cost for Landlord's overhead, of any maintenance, repair or restoration necessitated by the negligence or willful misconduct of Tenant or its Agents.  Tenant acknowledges that Landlord shall not be obligated to provide any of the services that Tenant is responsible for providing under Section 11.2; provided, that Tenant may elect to contract with Landlord for janitorial service as provided in Section 11.2. Tenant waives all rights to make repairs at the expense of Landlord, to deduct the cost of such repairs from any payment owed to Landlord under this Lease or to vacate the Premises or terminate this Lease whether under California Civil Code Section 1942 or any other law.  Tenant further waives the provisions of California Civil Code Section 1932 with respect to Landlord’s obligations under this Lease.

11.2Tenant's Obligation. Subject to Landlord's express obligations set forth in Section 11.1, Tenant, at its expense, shall maintain the Premises in good condition and repair, reasonable wear and tear and casualty governed by the provisions of Article XIX excepted.  Tenant's obligation shall include without limitation the obligation to provide in a first-class manner consistent with the first-class nature of the Building and Project (i) janitorial services and pest control for the Premises (unless the pest problem is proven to be caused by another tenant or occupant of the Building, in which case Landlord shall use commercially reasonable efforts to cause such other tenant or occupant to eliminate the pest problem and pay for the cost of pest control for the Premises) using contractors approved by Landlord pursuant to service contracts approved by Landlord and (ii) maintain, repair and replace all (A) interior windows and walls; (B) floor coverings; (C) ceilings; (D) doors; (E) entrances to the Premises; (F) supplemental HVAC systems within or exclusively serving the Premises, including, without limitation, any Rooftop Installations (as defined in Section 16.7); (G) private restrooms and kitchens, including hot water heaters, plumbing and similar facilities serving Tenant exclusively; and (H) all light bulbs, lamps, starters and ballasts for lighting fixtures within the Premises (“Lighting Maintenance”) using contractors approved by Landlord pursuant to service contracts approved by Landlord; provided that, Landlord shall have the right to contract directly,

subject to reimbursement by Tenant of the associated cost and expense as provided in Section 16.4, for such Lighting Maintenance.   Landlord shall not unreasonably withhold, condition or delay consent to Tenant’s use of any contractor, so long as the same maintains all licenses required under applicable law, provides evidence of insurance reasonably satisfactory to Landlord, and will not disrupt the labor harmony of the Building or Project. Landlord may establish reasonable measures to conserve energy and water. Landlord shall have the right to inspect the Premises for compliance with this Section 11.2(a) in accordance with Article XIV and to require Tenant to provide additional cleaning, if necessary. Tenant will promptly advise Landlord of any damage to the Premises or the Project of which Tenant becomes aware.  If Tenant requests that Landlord provide janitorial services in order to satisfy Tenant’s obligations under this Section 11.2, then Landlord shall provide such services five days per week using Landlord’s contractors, at the expense of Tenant, and such expense (plus five percent (5%) of such expense for Landlord's overhead) will be collectible as Additional Rent and will be paid by Tenant within 30 days of Landlord’s delivery of an invoice or statement for the same. All damage or injury to the Premises (excluding Tenant's equipment, personal property and trade fixtures) that Tenant is required to repair under this Section may be repaired, restored or replaced by Landlord, at the expense of Tenant, subject to the waivers in Section 15.5,  and such expense (plus 5% of such expense for Landlord's overhead) will be collectible as Additional Rent and will be paid by Tenant within 30 days of Landlord’s delivery of an invoice or statement for the same. If Tenant reasonably requests additional documentation or information regarding the charges set forth in such invoice or statement, then Landlord shall promptly provide such documentation or information (which may be provided by email) as Landlord reasonably determines appropriate to substantiate such charges.  If Tenant fails to provide or perform any of the services or maintenance required to be provided or performed by Tenant for more than thirty (30) days after notice from Landlord or if Tenant fails to make any repairs to the Premises for more than 30 days after notice from Landlord (although notice shall not be required in the event of an emergency as defined in Article XIV), Landlord may, at its option, cause all required services, maintenance, repairs, restorations or replacements to be made and Tenant shall pay Landlord pursuant to this Section 11.2; provided, however, that, except in the event of an emergency, if such service, maintenance or repair cannot reasonably be provided, performed or made within said 30-day period, then such time period shall be extended as reasonably necessary, provided Tenant has commenced the applicable service, maintenance or repair within the 30-day period and diligently pursues the same to completion.  Landlord shall use commercially reasonable efforts to minimize disturbance to Tenant’s use and enjoyment of the Premises during the exercise of any rights under this Section 11.2.

XII.  INITIAL CONSTRUCTION; ALTERATIONS

12.1Initial Construction.  Landlord and Tenant agree that the construction of any “Tenant Work shall be performed by Tenant in accordance with and as defined in Exhibit B-l.  Subject to funding the Tenant Work Allowance (as defined in Exhibit B-1) for the construction of the Tenant Work, Landlord shall have no obligations whatsoever to construct any improvements to the Premises and Tenant accepts the Premises “AS IS”, “WHERE IS” and “with any and all faults”, and Landlord neither makes nor has made any representations or warranties, express or implied, with respect to the quality, suitability or fitness thereof of the Premises, or the condition or repair thereof.  Tenant taking possession of the Premises shall be conclusive evidence for all purposes of Tenant's acceptance of the Premises in good order and satisfactory condition, and in a state and condition satisfactory, acceptable and suitable for Tenant's use pursuant to this Lease.  Notwithstanding the foregoing, Landlord shall deliver all structural elements and subsystems of the Premises, including but not limited to the HVAC, mechanical, electrical, and plumbing systems serving the Premises, in good working condition and repair as of the Date of Lease and Landlord will be responsible, without cost to Tenant, to repair any latent structural or design defects (as opposed to normal repairs, maintenance and replacements) in the curtain wall, windows and window framing, interior structural framing, foundation, roof, HVAC systems, mechanical, electrical, and plumbing systems occurring or discovered prior to the later of the date that is 12 months after the Date of Lease and the date of expiration of any applicable warranty therefor; provided that Tenant delivers notice to Landlord thereof prior to the later of the date that is 12 months after Date of Lease and date of expiration of any applicable warranty therefor and such repairs shall not include work required in connection with (a) the Tenant Work or Tenant’s Alterations (as defined in Section 12.3), (b) Tenant’s particular use of the Premises (as opposed to Tenant’s use of the Premises for the Permitted Use in a normal and customary manner) or (c) a change in the Permitted Use stated in Section 1.8, regardless of whether Landlord approves such change.

12.2Installing and Operating Tenant's Equipment.  Without first obtaining the written consent of Landlord, not to be unreasonably withheld, conditioned or delayed, Tenant shall not install or operate in the Premises (i) any electrically operated equipment or other machinery, other than standard office equipment that does not require wiring, cooling or other service in excess of Building standards; (ii) any equipment of any kind or nature whatsoever which will require any changes, replacements or additions to, or changes in the use of, any water, heating, plumbing, air conditioning or electrical system of the Premises or the Project; or (iii) any equipment which exceeds the electrical or floor load capacity per square foot for the Building.  Landlord's consent to such installation or operation may be conditioned upon the payment by Tenant of additional compensation for any excess consumption of utilities and any additional power, wiring, cooling or other service that may result from such equipment.  Machines and equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein so as to be objectionable to Landlord or any other Project tenant shall be installed and maintained by Tenant, at its expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration.  Tenant and Tenant's telecommunications companies, including but not limited to, local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to the Land, Building or the Project for the installation and operation of telecommunications systems, including but not limited to, voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant's telecommunications within the Building without Landlord's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

12.3Alterations.  Tenant shall not make or permit any alterations, decorations, additions or improvements of any kind or nature to the Premises or the Project, whether structural or nonstructural, interior, exterior or otherwise (“Alterations”) without the prior written consent of Landlord, said consent not to be unreasonably withheld or delayed.  Landlord may impose any reasonable conditions to its consent, including, without limitation: (i) prior approval of the plans and specifications and contractor(s) with respect to the Alterations (provided that Landlord may designate specific contractors with respect to Building systems provided such contractors charge commercially competitive rates); (ii) supervision by Landlord’s representative, at Tenant’s expense, of the Alterations, not to exceed three percent (3%) of the hard and soft costs of the Alteration; (iii) proof of worker’s compensation insurance and commercial general liability insurance carried by Tenant’s contractors and subcontractors in such amounts and meeting such requirements as reasonably requested by Landlord; (iv) delivery to Landlord of written and unconditional waivers of mechanic’s and materialmen’s liens as to the Project for all work, labor and services to be performed and materials to be furnished, signed by all contractors, subcontractors, materialmen and laborers participating in the Alterations; (v) delivery of permits, certificates of occupancy, “as-built” plans, and equipment manuals; and (vi) in the case of Alterations that exceed $200,000 in the aggregate during a 12-month period, any security for performance or payment that is reasonably required by Landlord.  The Alterations shall conform to Landlord’s Specifications (as defined in Exhibit B-1) and set forth in Exhibit B-3 attached hereto and made a part hereof and the requirements of federal, state and local governments having jurisdiction over the Premises, including, without limitation, the ADA, the California ADA, the OSHA General Industry Standard (29 C.F.R. Section 1910.1001, et seq.), and the OSHA Construction Standard (29 C.F.R. Section 1926.1001, et seq.) and shall be performed in accordance with the terms and provisions of this Lease and all warranties in effect and in a good and workmanlike manner using material of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the

Building.  Notwithstanding the foregoing, Tenant shall have the right, without Landlord’s consent, to perform in the Premises any nonstructural Alteration; provided that Tenant has provided Landlord with at least ten (10) business days prior written notice of such Alteration and such Alteration (i) does not affect the other tenants of the Building or the Building’s mechanical, electrical, plumbing, HVAC or fire, life safety systems or the roof, foundations, exterior walls or structural portions of the Building; (ii) does not require any other alteration, addition, or improvement to be performed in or made to any portion of the Building or Project other than the Premises; (iii) does not materially or negatively impact the future marketability of the Building or increase the Building’s assessed value for tax purposes; (iv) does not alter the architectural or structural integrity of the Building; (v) does not require a building permit; (vi) is not visible from the exterior of the Premises; (vii) do not include any deviations from the Specifications or any light fixtures, entry doors, interior doors, HVAC diffusers or demountable walls; and (viii) together with any other Alterations, does not exceed a cost of $200,000 in any one Calendar Year, unless such Alterations are comprised of carpet and paint only, in which case no such limit shall not apply (provided that Tenant shall not perform such Alterations in stages in order to subvert this provision). All computer, telecommunications or other cabling, wiring and associated appurtenances (collectively, “Cabling”) installed by Tenant inside any of the interior walls of the Premises, above the ceiling of the Premises, in any portion of the ceiling plenum above or below the Premises, or in any portion of the Common Areas of the Project, including but not limited to any of the shafts or utility rooms of the Building, shall be clearly labeled or otherwise identified as having been installed by Tenant.  All Cabling installed by Tenant shall comply with the requirements of the National Electric Code and any other applicable fire and safety codes.  Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Building and, to the extent reasonably necessary to avoid disruption to the occupants of the Project, shall have the right to designate the time when Alterations may be performed.  will not unreasonably require removal of Alterations at the end of the Term such as by requiring removal of Alterations that are not specialized to Tenant’s use of the Building, do not materially and negatively impact the Building’s structure or systems or the future marketability of the Building, are not visible from the Common Areas or the exterior of the Building and are consistent with use of the Premises as a class A office building.  If Landlord requires the removal of all or part of the Alterations pursuant to this Section 12.3, Tenant, at its expense, shall repair any damage to the Premises or the Project caused by such removal and restore the Premises and the Project to its condition prior to the construction of such Alterations, reasonable wear and tear excepted.  If Tenant fails to remove the Alterations that Tenant is required to remove pursuant to this Section 12.3 and repair and restore the Premises and Project, then Landlord may (but shall not be obligated to) remove, repair and restore the same and the actual cost of such removal, repair and restoration together with any and all damages which Landlord actually suffers and sustains by reason of the failure of Tenant to remove, repair and restore the same, shall be charged to Tenant and paid within 30 days of demand and Landlord’s invoice or statement for the same. If Tenant reasonably requests additional documentation or information regarding the charges set forth in such invoice or statement, then Landlord shall promptly provide such documentation or information (which may be provided by email) as Landlord reasonably determines appropriate to substantiate such charges.  Notwithstanding the foregoing, Tenant may remove any trade fixtures, business equipment, personal property and furniture provided that Tenant repairs any damage to the Premises resulting from the removal of such items and restores the Premises to its condition prior to the installation of such items, reasonable wear and tear excepted.

12.4Mechanics' Liens.  Tenant will pay or cause to be paid all costs and charges for: (i) work done by Tenant or caused to be done by Tenant, in or to the Premises; and (ii) materials furnished for or in connection with such work.  Tenant will indemnify Landlord against and hold Landlord, the Premises, and the Project free, clear and harmless from and against, all mechanics’ and materialmen’s stop notices, liens and claims of liens (collectively, “Liens”), and all other liabilities, liens, claims, and demands on account of such work by or on behalf of Tenant.  If any such Lien, at any time, is filed against the Premises, or any part of the Project, Tenant will cause such Lien to be discharged of record within 30 days after the date Tenant receives notice of the filing of such Lien, either by resolving the matter and causing a release to be recorded in the Official Records of the County in which the Project is located, or by recording a mechanic’s lien release bond in accordance with the provisions of Civil Code Section 8424.  If Tenant fails to timely cause the Lien to be removed as described above, Landlord may, at its option, pay to the claimant all amounts necessary to discharge the Lien, regardless of the validity or enforceability of the claim, together with any actual related costs and interest, and the amount so paid, together with reasonable attorneys’ fees incurred in connection with such Lien, will be due within 30 days of  Landlord’s invoice or statement from Tenant to Landlord as Additional Rent.  If Tenant reasonably requests additional documentation or information regarding the charges set forth in such invoice or statement, then Landlord shall promptly provide such documentation or information (which may be provided by email) as Landlord reasonably determines appropriate to substantiate such charges.  Nothing contained in this Lease will be deemed the consent or agreement of Landlord to subject Landlord’s interest in all or any portion of the Project to liability under any Lien or to any other lien law.  If Tenant receives notice that a Lien has been or is about to be filed against the Premises or any part of the Project, or that any action affecting title to the Project has been commenced to enforce a Lien or otherwise on account of work done by or for or materials furnished to or for Tenant, it will immediately give Landlord written notice of such notice.  At least 10 business days prior to the commencement of any work (including, but not limited to, any repairs or Alterations) in or to the Premises, by or for Tenant or any party claiming through Tenant, Tenant will give Landlord written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work.  Landlord will have the right to post notices of non-responsibility or similar notices, if applicable, on the Premises or in the public records in order to protect the Premises and Project against such Liens.

XIII.  SIGNS

Except as expressly provided for in this Article XIII, no sign, advertisement or notice shall be inscribed, painted, affixed, placed or otherwise displayed by Tenant on any part of the Project or the outside or the inside of the Building or the Premises (to the extent visible from the exterior of the Premises or the Building).  Landlord shall provide, at Tenant’s expense, a listing on the directory in the lobby of the Building listing all Building tenants.  Landlord also shall, at Tenant’s expense, place the suite number and Tenant name on or in the immediate vicinity of the entry door to the portion of the Premises located on the first floor of the Building using Building standard sign material and lettering.   Landlord shall, at Tenant’s expense, place non-exclusive signage for Tenant (“Building Monument Signage”) on the existing monument sign (“Building Monument Sign”) adjacent to the Building in the second from the top position identified on Exhibit H-2 attached hereto and incorporated herein.  Tenant shall, at Tenant’s sole cost and expense, and subject to the terms of this Article XIII, have the non-exclusive right to display exterior building top signage in one (1) location on the Building exterior (“Building Signage”) identified on Exhibit H-1 attached hereto and incorporated herein.   Tenant’s right to display the Building Signage is further conditioned on Tenant’s installation and maintenance of such Building Signage in a good and workmanlike manner by contractors approved by Landlord and otherwise in accordance with the same terms that apply to Alterations.  Landlord shall not unreasonably withhold, condition or delay consent to Tenant’s use of any contractor, so long as the same maintains all licenses required under applicable law, provides evidence of insurance reasonably satisfactory to Landlord, and will not disrupt the labor harmony of the Building or Project. All Building Monument Signage and Building Signage (collectively, the “Tenant Signage”) shall be subject to Landlord’s approval, in its sole discretion, prior to fabrication and installation as to consistency in appearance with other tenant signage on the Building Monument Sign and the Other Buildings and as to location, lettering, design, material, size, lighting, logo and color scheme.  Accordingly, Tenant shall submit a signage plan to Landlord detailing the design and specifications of all such Tenant Signage.  In no event shall any Tenant Signage displayed by Tenant interfere with the visibility of the Building (excluding the portion of the Building on which the Building Signage is affixed) or the Other Buildings. All such signage must conform to all applicable recorded covenants, conditions and restrictions, zoning and other applicable laws, ordinances and governmental requirements, and the Project’s design signage and graphics program, including, without limitation the Exterior Master Sign Program approved by the City of San Jose attached as Exhibit H and incorporated herein, and Tenant shall obtain all required approvals of third parties, if any.  Landlord shall be responsible for the maintenance of the Building Monument Signage and the Building Monument Sign in good condition and repair; provided that Tenant shall reimburse Landlord for Tenant’s pro rata share of the actual costs and expenses associated with such maintenance of the Building Monument Signage and the Building Monument Sign, which pro rata share shall be the percentage amount equal to the number of square feet of area on the Building Monument Sign that is occupied by the Building Monument Signage divided by the total number of square feet of area on the Building Monument Sign then occupied by monument signage displaying the names of any occupants of the Building and multiplying the resulting quotient by one hundred and rounding to the second decimal place. Tenant’s right to display the Building Signage under this Article XIII shall be personal to BILL.COM, LLC, a Delaware limited liability company, a Related Entity to whom this Lease is assigned in accordance with Section 10.4 or an Ownership Transferee to whom this Lease is transferred upon satisfaction of the requirements in Section 10.5; provided, however, the Building Signage shall contain only the name and logo of BILL.COM, LLC (unless Landlord grants consent to another name and logo, in its sole discretion).  Upon the expiration or earlier termination of this Lease, Landlord’s termination of Tenant’s right to possession of the Premises upon the occurrence of an Event of Default, any assignment of the Lease (unless made to a Related Entity in accordance with Section 10.4 or to an Ownership Transferee in accordance with Section 10.5) or sublease of the Premises (unless made to a Related Entity in accordance with Section 10.4), or the occurrence of a Signage Revocation Condition (as defined in this Article XIII), Tenant’s rights to display the Building Signage shall automatically terminate and Landlord shall have the right to remove, at Landlord’s option, the Building Signage, and repair the affected portions of the Building to the condition as it existed prior to installation of the Building Signage, reasonable wear and tear excepted, all at Tenant’s sole cost and expense, for which Tenant shall reimburse Landlord the actual cost and expense incurred for the same within 30 days of Landlord’s invoice or statement for the same. Upon the expiration or earlier termination of this Lease or Landlord’s termination of Tenant’s right to possession of the Premises upon the occurrence of an Event of Default, Tenant’s rights to display the Building Monument Signage shall automatically terminate and Landlord shall have the right to remove, at Landlord’s option, the Building Monument Signage, and repair the affected portions of the Building Monument Sign to the condition as it existed prior to installation of the Building Monument Signage, reasonable wear and tear excepted, all at Tenant’s sole cost and expense, for which Tenant shall reimburse Landlord the actual cost and expense incurred for the same within 30 days of Landlord’s invoice or statement for the same.  As used in this Article XIII, a “Signage Revocation Condition” means one or more of the following: (i) the existence of an Event of Default; (ii) BILL.COM, a Delaware limited liability company, its Related Entity pursuant to an assignment or sublease made in accordance with Section 10.4, or an Ownership Transferee pursuant to a transfer made in accordance with Section 10.5 ceases to occupy at least two (2) full floors of the Building; or (iii) BILL.COM, a Delaware limited liability company, abandons the Premises or vacates the Premises for more than 180 days.  If any prohibited sign, advertisement or notice is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same, and Tenant shall pay within 30 days of Landlord’s invoice or statement any and all actual costs and expenses incurred by Landlord in such removal, together with interest thereon at the Default Rate from the demand date.  If Tenant reasonably requests additional documentation or information regarding the charges set forth in an invoice or statement that Landlord delivers pursuant to this Article XIII, then Landlord shall promptly provide such documentation or information (which may be provided by email) as Landlord reasonably determines appropriate to substantiate such charges.

XIV.  RIGHT OF ENTRY

Tenant shall permit Landlord or its Agents to enter the Premises without charge therefor to Landlord and without diminution of Rent or claim of constructive eviction: (i) to clean, inspect and protect the Premises and the Project and to satisfy Landlord’s obligations under this Lease, the Declaration or applicable laws, ordinances or governmental requirements; (ii) to make such alterations and repairs to the Premises or any portion of the Building, including other tenants’ premises, which Landlord determines to be reasonably necessary; (iii) to exhibit the same to prospective purchaser(s) of the Building or the Project or to present or future Mortgagees; or (iv) to exhibit the same to prospective tenants during the last 12 months of the Term.  Notwithstanding anything herein to the contrary, Landlord’s rights under this Article XIV shall be subject to the following: (i) Landlord will exercise commercially reasonable efforts to minimize, as reasonably practicable, any interference with Tenant’s business operations in the Premises and shall provide Tenant with at least 24 hours’ prior notice of entry into the Premises (which may be given by e-mail), except in the event of an apparent emergency condition arising within or affecting the Premises that endangers or threatens to endanger property or the safety of individuals.  Except in the case of such emergency condition, as a condition to Landlord’s entry into the Premises: (i) Tenant shall have the right to have a representative of Tenant accompany Landlord or its Agents on any entry into the Premises, if such representative is reasonably made available to Landlord; (ii) Landlord and its Agents shall reasonably cooperate with Tenant’s commercially reasonable security protocols in connection with entry into the Premises, so long as the same have been delivered to Landlord in writing prior to such entry and so long as any such protocols that are ongoing and capable of remaining in place for future entry do not have to be repeated in connection with Landlord’s subsequent entry; and (iii) Tenant may limit Landlord and its Agents from accessing sensitive or secured areas of the Premises reasonably designated as to size and location in advance by Tenant, unless such limitation would prevent Landlord from satisfying its obligations under this Lease, the Declaration or applicable laws, ordinances or governmental requirements.

XV.  INSURANCE

15.1Certain Insurance Risks.  Tenant will not do or permit to be done any act or thing upon the Premises or the Project which would: (i) jeopardize or be in conflict with fire insurance policies covering the Project, and fixtures and property in the Project; or (ii) increase the rate of fire insurance applicable to the Project to an amount higher than it otherwise would be for general office use of the Project; or (iii) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being conducted upon the Premises.

15.2Landlord's Insurance.  At all times during the Term, Landlord will carry and maintain:

(a)Fire and extended coverage insurance covering the Building, its equipment and common area furnishings, and leasehold improvements in the Premises to the extent of any initial build out of the Premises by Landlord (excluding the Tenant Work and any Alterations);

(b)Commercial general liability insurance, covering liability arising from operations at the Building and the Project, independent contractors, personal injury, advertising injury, products completed operations and liability assumed under an insured contract (including tort liability of another assumed in a business contract) on an occurrence basis and with cross liability and severability of interest and limits of not less than $1,000,000 combined single limit for personal injury, bodily injury and property damage from any one occurrence; and

(c)Such other insurance as Landlord reasonably determines from time to time.

Notwithstanding the foregoing provisions of this Section 15.2, the coverage and amounts of insurance specified above are minimum amounts and Landlord will carry, also at a minimum, coverages and amounts of insurance comparable to the coverage and amounts of insurance carried by reasonably prudent landlords of comparable buildings in the San Jose area.  Subject to the foregoing, the insurance coverages and amounts in this Section 15.2 will be determined by Landlord in the exercise of its reasonable discretion, provided that such amounts under the insurance required by Section 15.2(a) will be no less than stated in such Section.

15.3Tenant's Insurance.  On or before the earlier to occur of (i) the Commencement Date; or (ii) the date Tenant commences any work of any type in the Premises pursuant to this Lease (which may be prior to the Commencement Date) and continuing throughout the Term, Tenant will carry and maintain, at Tenant's expense, the following insurance, in the minimum amounts specified below or such other amounts as Landlord may from time to time reasonably request (but in  no event in excess of the amounts of insurance then being required by landlords of the comparable buildings in the Silicon Valley of California, Class A market area), with insurance companies and on forms reasonably satisfactory to Landlord:

(a)Commercial general liability insurance, with a combined single occurrence limit and aggregate of not less than $1,000,000.  All such insurance will be on an occurrence ISO form CG 0001 0413 or equivalent including without limitation, bodily injury, property damage, personal injury, advertising injury, products and completed operations liability, contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease, and cross liability and severability of interest;

(b)A policy of cause of loss-specialty property insurance coverage at least equal to ISO Special Form Causes of Loss and covering all of Tenant's furniture and fixtures, machinery, equipment, stock and any other personal property owned and used in Tenant's business and found in, on or about the Project, and any leasehold improvements to the Premises in excess of any initial buildout of the Premises by Landlord (including the Tenant Work and any Alterations), in an amount not less than the full replacement cost;

(c)Worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the state in which the Premises are located, including employer's liability insurance in the limit of $1,000,000 aggregate;

(d)If Tenant operates owned, hired, or nonowned vehicles on the Project, comprehensive automobile liability will be carried at a limit of liability not less than $1,000,000 combined bodily injury and property damage;

(e)Umbrella liability insurance in excess of the underlying coverage listed in paragraphs (a), (c) and (d) above, with limits of not less than $4,000,000 per occurrence/$4,000,000 aggregate;

(f)Loss of income and extra expense insurance and contingent business income insurance in amounts as will reimburse Tenant for direct or indirect loss of earning attributable to all perils insured against under the ISO Causes of Loss - Special Form Coverage, or attributable to prevention of access to the Premises as a result of such perils.  Such insurance shall provide for an extended period of indemnity to be not less than 12 months; and

(g)All insurance required under this Section 15.3 shall be issued by such good and reputable insurance companies qualified to do and doing business in the state in which the Premises are located and having a policyholder rating of not less than “A-” and a financial rating of “VII” in the most current copy of Best's Insurance Report in the form customary to this locality.

15.4Forms of the Policies.  Landlord and its affiliates, Landlord’s management company, Landlord’s Mortgagee (as defined in Article XXI), and such other parties as Landlord shall designate to Tenant who have an insurable interest in the Premises or Project shall: (i) be named as additional insureds with respect to the coverages provided for under Section 15.3(a), (d) and (e), (ii) have waiver of subrogation rights with respect to the coverages provided for under Section 15.3 (a), (c), (d) and (e), and (ii) be named as loss payees as their interest may appear with respect to the coverage provided under Section 15.3 (b).  Certificates of insurance together with any endorsements providing the required coverage will be delivered to Landlord prior to Tenant’s occupancy of the Premises and from time to time, as applicable, not less than three (3) business days prior to renewal (or replacement) after expiration of the term, not more than three (3) business days prior to material change or reduction in coverage, or not less than 15 days prior to cancellation or other termination thereof.  All commercial general liability and property policies (including any umbrella policies in excess of such policies) herein required to be maintained by Tenant will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry.  Commercial general liability insurance required to be maintained by Tenant by this Article XV will not be subject to a deductible or any self-insured retention in excess of $500,000.00.

15.5Waiver of Subrogation.  Landlord and Tenant each releases, discharges and waives and shall cause their respective insurance carriers to waive any and all rights to recover against the other or against the Agents of such other party and, in the case of Tenant’s waiver, Landlord’s affiliates, management company, and Mortgagee, for any loss or damage to such waiving party (including deductible amounts and self-insured retention) arising from any cause covered by any property insurance required to be carried by such party pursuant to this Article XV or any other property insurance actually carried by such party to the extent of the limits of such policy.  Tenant agrees to cause all other occupants of the Premises claiming by, under or through Tenant, to execute and deliver to Landlord and its affiliates, Landlord's management company, and Landlord’s Mortgagee such a release, discharge and waiver of claims and to obtain such waiver of subrogation rights endorsements.

15.6Adequacy of Coverage.  Landlord makes no representation that the limits of liability specified to be carried by Tenant pursuant to this Article XV are adequate to protect Tenant and Tenant should obtain such additional insurance or increased liability limits as Tenant deems appropriate.  Furthermore, in no way does the insurance required herein limit the liability of Tenant assumed elsewhere in this Lease.

XVI.  SERVICES AND UTILITIES

16.1Ordinary Services to the Premises.  Landlord shall furnish to the Premises throughout the Term so long as the Premises are occupied:  (i) heating, ventilation, and air conditioning (“HVAC”) appropriate for the Permitted Use during Normal Business Hours (as defined in the Rules and Regulations), except for legal holidays observed by the federal government; (ii) trash removal from the Premises; (iii) reasonable use of all existing basic intra-Building and/or Project telephone and network cabling; (iv) hot and cold water from points of supply; (v) Common Area restrooms; (vi) elevator service, provided that Landlord shall have the right to remove such elevators from service as may reasonably be required for moving freight or for servicing or maintaining the elevators or the Building as long as at least one passenger elevator is in service; and (vii) proper facilities to furnish sufficient electrical power of not less than four watts per usable square foot in the Premises for Building standard lighting, facsimile machines, personal computers, printers, copiers and other customary business or office equipment, but not including electricity and air conditioning units required for equipment of Tenant that is in excess of Building standard.  The cost of all services provided by Landlord hereunder shall be included within Operating Expenses, unless charged directly (and not as a part of Operating Expenses) to Tenant or another tenant of the Project.  Landlord may establish reasonable measures to conserve energy and water.

16.2Additional Services.  Should Tenant desire, or Landlord determine it necessary to provide, any additional services beyond those described in Section 16.1, or a rendition of any of such services outside the normal times for providing such service or in excess of standard services, Landlord may (at Landlord's option), upon reasonable advance notice from Tenant to Landlord, furnish such services, and Tenant agrees to pay Landlord within 30 days of Landlord’s invoice or statement Landlord's additional  expenses resulting therefrom. If Tenant reasonably requests additional documentation or information regarding the charges set forth in such invoice or statement, then Landlord shall promptly provide such documentation or information (which may be provided by email) as Landlord reasonably determines appropriate to substantiate such charges.  Landlord may, from time to time during the Term, set a Building-standard charge for such additional services, or a Building-standard per hour charge for additional or after hours service which shall include the utility, service, labor, and administrative costs and a cost for depreciation of the equipment used to provide such additional or after hours service.

16.3Interruption of Utilities or Services.  Landlord will not be liable to Tenant or any other person for direct or consequential damages (including, without limitation, damages to persons or property or for injury to, or interruption of, business), Tenant shall not be entitled to any abatement or reduction of rent except as expressly set forth in this Section 16.3, nor shall a constructive eviction exist or shall Tenant be released from any of Tenant's obligations under this Lease (i) for any failure to supply any heat, air conditioning, elevator, cleaning, lighting or security or for any surges or interruptions of electricity, telecommunications or other service Landlord has agreed to supply during any period when Landlord uses reasonable diligence to supply such services; (ii) as a result of the admission to or exclusion from the Building or Project of any person; or (iii) for any discontinuance permitted under this Article XVI.  Landlord reserves the right temporarily to discontinue the services set forth in the foregoing sentence, or any of them, at such times as may be necessary by reason of accident, repairs, alterations or improvement, strikes, lockouts, riots, acts of God, governmental preemption in connection with a national or local emergency, any rule, order or regulation of any governmental agency, conditions of supply and demand which make any product unavailable, Landlord's compliance with any mandatory or voluntary governmental energy conservation or environmental protection program, or any other happening beyond the control of Landlord. In the event of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's reasonable opinion, Landlord will have the right to prevent access to the Building or Project during the continuance of the same by such means as Landlord, in its reasonable discretion may deem appropriate, including, without limitation, locking doors and closing Parking Facilities and the Common Areas. Notwithstanding the foregoing, in the event of any failure to furnish, or any stoppage of, the specified services set forth in this Section 16.3 for a period in excess of five consecutive days, and if: (a) such interruption is restricted to the Building and is not a neighborhood blackout or caused by an Event of Force Majeure; (b) such failure to furnish or stoppage is caused by the negligence or willful misconduct of Landlord or by the failure of Landlord to commence and diligently pursue repairs for which Landlord is responsible under this Lease; (c) such interruption results in the Premises becoming untenantable, or any portion thereof in excess of 25% of the Rentable Square Feet of the Premises, becoming untenantable; and (d) Tenant actually ceases to occupy the Premises, or any untenantable portion of the Premises, as a result thereof, Tenant shall be entitled to an abatement of Rent in proportion to the area rendered untenantable and that is unoccupied, which abatement shall commence on the sixth day (and shall not be retroactive) and shall continue for the remainder of the period of such failure to furnish or stoppage of such specified services.  As used in this Section 16.3, the specified services are electricity, water, natural gas and sewer service.

16.4Meters.  Meters; Lighting Maintenance.  The Premises shall be submetered as of the Commencement Date to measure Tenant’s usage of gas and electricity in the Premises.  Landlord shall bill to Tenant directly as Additional Rent the charges for submetered gas and electricity usage in the Premises and charges for other Project utilities that Landlord reasonably allocates to Tenant based on such submetered gas and electricity usage.  In addition, Landlord reserves the right to perform the Lighting Maintenance and to separately meter or monitor other utility services provided to the Premises, at Tenant’s expense, and bill the charges directly to Tenant, or to separately meter or monitor any other tenant and bill the charges directly to such tenant and to make appropriate adjustments to the Operating Expenses based on the meter charges.  Tenant shall pay the charges Landlord bills to Tenant pursuant to this Section 16.4 within 30 days after receipt of Landlord’s invoice.

16.5Telephone and Other Utility Charges.  All telephone and other utility service used by Tenant in the Premises shall be paid for directly by Tenant except to the extent the cost of same is included within Operating Expenses or billed to Tenant pursuant to Article XVI.

16.6Amenities.  Landlord desires to offer certain amenities (“Amenities”), which are available only to the tenants of the Phase II Buildings, subject to the terms of Article II, and as of the Date of Lease include: (a) a café, pub, and the barbeque area (as shown as “BBQ” on Exhibit G-1) which are located on the ground floor and patio area of the Amenity Building; (b) a fitness/health club facility, which is located on the second floor of the Amenity Building; (c) a putting green and recreation area, which is located on the roof of the Amenity Building; (d) the Stage, Entertainment Center, Orchard and Gaming Tables located in the Phase II Common Area; and (e) a bike room.   Landlord also desires to offer a shuttle service to and from the Project and the Bart, Caltrain and light rail mass transit service locations (“Shuttle Service”), which Shuttle Service may be made available, at Landlord’s option, to other tenants of the Project in addition to the tenants of the Phase II Buildings.  Tenant shall have the general and nonexclusive right, together with Landlord, the owner of Building 3 and the other tenants and occupants of Building and Building 3, to use such Amenities and the Shuttle Service subject to (i) the terms and conditions of this Lease, and (ii) the Rules and Regulations and any non-discriminatory rules and regulations that Landlord, the owner of Building 3 and Landlord’s independent operators operating the applicable Amenity or the Shuttle Service may impose governing the hours, access to and use of the Shuttle Services and Amenities; provided, however, if the Shuttle Service is made available to other tenants of the Project, then Tenant shall have the general and nonexclusive right, together with Landlord, the other owners and the other tenants of the Project, to use the Shuttle Service.  Landlord reserves the right to delegate the operation of the Shuttle Service and Amenities to one or more independent operators (each an “Operator”).  Landlord agrees that Tenant will be entitled to reserve the Amenity Building roof, the Amenity Building café, the Amenity Building pub, the Entertainment Center and the Stage (collectively, the “Reservation Amenities” and, each a “Reservation Amenity”) for Tenant’s exclusive use from time to time upon request to Landlord, which request shall set forth the dates, times and reason for such reservation.  Landlord shall maintain an electronic calendar that permits Tenant, the tenants of the Building and the tenants of  Building 3 to determine the dates available for such reservations and to make such reservations by selecting the available dates and times and entering the Reservation Amenity subject to the reservation and a description of the purpose of the reservation.  The Reservation Amenities will be available for reservation on a first-come, first-served basis (except as provided in this Section 16.6), with the following limitations, (A) the reservation of the Amenity Building café or the Amenity Building pub (or both) shall be limited to 3:00 pm – 10:00 pm Monday through Friday, excluding Building holidays; and (B) the  reservation of the Amenity Building roof, the Entertainment Center and the Stage shall be limited to 6:00 am – 10:00 pm Monday through Friday, excluding Building holidays and 7:00 am – 10:00 pm on weekends and Building holidays. Notwithstanding the foregoing, if Tenant requests a reservation of the Stage, the Entertainment Center, or a Reservation Amenity in the Amenity Building more than 12 times per year, collectively, then such reservation will be subject to the written consent to such reservation by the tenants of the Building and Building 3, which Landlord shall request from such tenants and exercise commercially reasonable efforts to obtain.  By reserving a Reservation Amenity, Tenant acknowledges and agrees that (1) Landlord may require that Tenant execute Landlord’s commercially reasonable form of license agreement if Landlord reasonably determines appropriate due to Tenant’s purpose for reserving the Reservation Amenity, (2) Tenant shall be responsible, at Tenant’s sole cost and expense, in connection with its use of the Reservation Amenity and for Tenant’s set-up, takedown, security and cleanup, including, without limitation, the removal of all debris, litter, trash, and other materials left by Tenant or Tenant’s Agents in or about such Reservation Amenity, (3) Tenant shall return such Reservation Amenity to its condition immediately prior to Tenant’s use of such Reservation Amenity, (4) Tenant shall pay to Landlord within 30 days after Landlord’s delivery of a Landlord’s invoice or statement for any actual costs and expenses incurred by Landlord and Landlord’s Agents in connection with Tenant’s failure to comply with the foregoing obligations, including, without limitation, for costs for extra janitorial, trash removal, repairs or maintenance and (5) if Tenant desires services for food, beverage, valet, recreation, planning, programming, activities or any other purpose in connection with its reservation of any Reservation Amenity, then Tenant shall be responsible for contracting, at Tenant’s sole cost and expense, for such services directly with an Operator or a separate reputable vendor approved by Landlord, which approval shall not be unreasonably, withheld, conditioned or delayed, so long as such vendor maintains all licenses required under applicable laws, statutes, ordinances and governmental rules, regulations or requirements for providing such services, and provides proof of worker’s compensation insurance, commercial general liability insurance and any other insurance reasonably requested by Landlord in such amounts and meeting such requirements as reasonably requested by Landlord. If Tenant reasonably requests additional documentation or information regarding the charges set forth in Landlord’s invoice or statement delivered pursuant to this Section 16.6, then Landlord shall promptly provide such documentation or information (which may be provided verbally or by email) as Landlord reasonably determines appropriate to substantiate such charges.   Notwithstanding the foregoing, Tenant’s use of a Reservation Amenity or the Common Area (with Landlord’s prior consent) in connection with Tenant’s monthly employee meetings shall include the ability for Tenant to play music at reasonable levels, subject to the Rules and Regulations.

16.7Roof Access.  Subject to the terms of this Section 16.7, Tenant may during the Term install as an Alteration in accordance with Section 12.3, operate, maintain and use on the roof of the Building, in connection with Tenant’s use of the Premises equipment and associated Cabling and connections approved by Landlord in accordance with Section 12.3 (collectively, “Rooftop Installations”).  All costs and expenses associated with the design, fabrication, engineering, permitting, installation, screening, maintenance, repair and removal of the Rooftop Installations shall be borne solely by Tenant.  Prior to Tenant’s installation of any Rooftop Installations, Tenant and Landlord shall execute Landlord’s commercially reasonable form license agreement agreed to by Tenant setting forth the terms and conditions mutually agreed to by the parties for Tenant’s installation, operation, maintenance use and removal of any Rooftop Installations (“License Agreement (Rooftop Installations)”).  Further, as a condition to Tenant’s installation of any Rooftop Installations, Tenant shall comply with Article XII of this Lease in connection with the installation of the Rooftop Installations and perform and complete any work pursuant to the License Agreement (Rooftop Installations) in accordance with Article XII of the Lease and such License Agreement (Rooftop Installations).  Unless and until Landlord and Tenant have executed such License Agreement (Rooftop Installations) or unless otherwise accompanied by Landlord, Tenant shall not have the right to access the roof of the Building.  Further, Tenant shall not perform work on, or make any modifications to, the roof of the Building, without Landlord’s prior consent, unless expressly permitted by such License Agreement (Rooftop Installations).

XVII.  LIABILITY OF LANDLORD

17.1Tenant’s Indemnification.  Except as otherwise provided in this Section 17.1 and in Section 17.2 and subject to the waivers set forth in Section 15.5, Tenant will neither hold nor attempt to hold Landlord, its affiliates, their respective Agents or Mortgagee liable for, and Tenant will indemnify, hold harmless and defend (with counsel reasonably acceptable to Landlord) Landlord, its affiliates, their respective Agents and Mortgagee, from and against, any and all Claims to the extent incurred in connection with or arising from (i) the use or occupancy or manner of use or occupancy of the Premises, or the use of Common Areas, by Tenant or its Agents; (ii) any activity, work or thing done, permitted or suffered by Tenant or its Agents in or about the Premises or done by Tenant or its Agents in or about the Project; (iii) any acts, omissions or negligence of Tenant or its Agents in or about the Premises or the Project; (iv) any breach, violation or nonperformance by Tenant, or violation by Tenant’s Agents, of any term, covenant or provision of this Lease or any law, ordinance or governmental requirement of any kind; and (v) any injury or damage to the person, property or business of Tenant or its Agents, including, without limitation, to vehicles (or the contents thereof) of Tenant or Tenant’s Agent’s that are parked in the Parking Facilities, whether incurred in connection with the removal of any vehicles of Tenant or its Agents that are parked in violation of this Lease, the Rules and Regulations or otherwise. Notwithstanding the foregoing, Tenant’s indemnities and hold harmless agreements set forth in this Section 17.1 shall not apply to the extent that the Claim is caused by the negligence or willful misconduct of Landlord or Landlord’s Agents.

17.2Landlord’s Indemnification.  Except as otherwise provided in this Section 17.2 and in Section 17.1 and except to the extent caused by the negligence or willful misconduct of Tenant or Tenant’s Agents, but subject to the waivers in Section 15.5, Landlord will neither hold nor attempt to hold Tenant, its Affiliated Entities, or their respective Agents liable for, and Landlord will indemnify, hold harmless and defend (with counsel reasonably acceptable to Tenant) Tenant, its Affiliated Entities or their respective Agents from and against, any and all Claims to the extent incurred in connection with or arising from (i) acts or omissions of Landlord or Landlord’s Agents with respect to the performance of Landlord’s maintenance, repair, restoration and replacement obligations under this Lease constituting negligence or willful misconduct of Landlord or Landlord’s Agents and (ii) any other acts or omissions of Landlord or Landlord’s Agents constituting gross negligence or willful misconduct of Landlord or Landlord’s Agents.

17.3Waiver and Release. Except to the extent caused by the gross negligence or willful misconduct of Landlord or its Agents, Tenant covenants and agrees that Landlord, its affiliates, their respective Agents and Mortgagee will not at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, injury, death or damage (including consequential damages) to persons, property or Tenant's business occasioned by (i) any act or omission of Landlord, its affiliates, or their respective Agents; (ii) any acts or omissions, including theft, of or by any other tenant, occupant or visitor of the Project; (iii)  any casualty, explosion, falling plaster or other masonry or glass, steam, gas, electricity, water or rain which may leak from any part of the Building or any other portion of the Project or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place, or resulting from dampness; or (iv) the parking of vehicles by Tenant or Tenant’s Agents in the Parking Facilities, including, without limitation, when incurred in connection with the removal of any vehicles of Tenant or its Agents that are parked in violation of this Lease or the Rules and Regulations or otherwise.  Tenant agrees to give prompt notice to Landlord upon Tenant’s actual knowledge of the occurrence of any of the events set forth in this Section 17.3 or of defects in the Premises or the Building, or in the fixtures or equipment.

17.4Survival.  The covenants, agreements and indemnification obligations under this Article XVII will survive the expiration or earlier termination of this Lease.  Tenant’s and Landlord’s covenants, agreements and indemnification obligations are not intended to and will not relieve any insurance carrier of its obligations under policies required to be carried by Tenant or Landlord, respectively, pursuant to the provisions of this Lease.

XVIII.  RULES AND REGULATIONS

Tenant and its Agents shall at all times abide by and observe the Rules and Regulations set forth in Exhibit C and any amendments thereto that may reasonably be promulgated in a nondiscriminatory manner from time to time by Landlord for the operation and maintenance of the Building, the Common Area and the Project and the Rules and Regulations shall be deemed to be covenants of this Lease to be performed and/or observed by Tenant.  Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations, or the terms or provisions contained in any other lease, against any other tenant of the Project; provided, however, that Landlord agrees to apply the Rules and Regulations on a non-discriminatory basis with respect to Tenant and all other tenants of the Project. Landlord shall not be liable to Tenant for any violation by any party of the Rules and Regulations or the terms of any other Project lease. If there is any inconsistency between this Lease (other than Exhibit C) and the then current Rules and Regulations, this Lease shall govern.

XIX.  DAMAGE; CONDEMNATION

19.1Damage to the Premises.  If the Premises or the Building shall be damaged by fire or other casualty, Landlord shall diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effect a satisfactory settlement with any insurance company involved) repair such damage at the expense of Landlord; provided, however, that Landlord’s obligation to repair such damage shall not exceed the proceeds of insurance available to Landlord (reduced by any proceeds retained pursuant to the rights of Mortgagee).  Notwithstanding the foregoing, if the Premises or the Building are damaged by fire or other casualty to such an extent that, in Landlord’s reasonable judgment, the damage cannot be substantially repaired within 270 days after the date of such damage, or if the Premises are substantially damaged during the last Lease Year, then:  (i) Landlord may terminate this Lease as of the date of such damage by written notice to Tenant; or (ii) Tenant may terminate this Lease as of the date of such damage by written notice to Landlord within 10 business days after (a) Landlord’s delivery of a notice that the repairs cannot be made within such 270-day period (Landlord shall use reasonable efforts to deliver to Tenant such notice within 60 days of the date of such damage or casualty); or (b) the date of damage, in the event the damage occurs during the last Lease Year.    Without limitation to the foregoing, if the Premises or the Building are damaged by fire or other casualty and Landlord’s reasonable estimate of the cost to repair such damage exceeds the proceeds of insurance available to Landlord (reduced by any proceeds retained pursuant to the rights of Mortgagee) or no such proceeds are available to Landlord, then Landlord shall not be obligated to incur expenses in excess of such insurance proceeds to repair such damage and may terminate this Lease as of the date of such damage by written notice to Tenant, which notice Landlord shall use reasonable efforts to deliver to Tenant within 60 days of the date of such damage or casualty.  Rent shall be apportioned and paid to the date of such damage.  Notwithstanding  anything herein to the contrary, Landlord may only terminate this Lease under this Section 19.1, if Landlord is terminating all other leases within the Building for similarly situated tenants.

During the period that Tenant is deprived of the use of the damaged portion of the Premises, Basic Rent, the Amenity Building Rent and Tenant's Proportionate Share shall be reduced by the ratio that the Rentable Square Footage of the Premises damaged or untenantable bears to the total Rentable Square Footage of the Premises before such damage.  All injury or damage to the Premises or the Project resulting from the gross negligence or willful misconduct of Tenant or its Agents shall be repaired by Landlord, at Tenant's expense, subject to the waivers in Section 15.5, and Rent shall not abate nor shall Tenant be entitled to terminate this Lease.  Notwithstanding anything herein to the contrary, Landlord shall not be required to rebuild, replace, or repair any of the following: (i) Alterations; (ii) the Tenant Work; (iii) other Tenant improvements that Landlord has reasonably determined to be specialized Tenant improvements at the time of Landlord’s approval of the same; or (iv) personal property of Tenant.  Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases Tenant’s rights under California Civil Code Section 1932(2) and 1933(4) and agrees that in the event of any casualty, the terms of this Lease shall govern.

19.2Condemnation.  If (a) 10% or more of the Building or (b) any portion of the Building or Land on which the Phase II Buildings are located shall be taken or condemned by any governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), and (i) Tenant will no longer have access to the Building or the Parking Facilities or (ii) the Parking Facilities will no longer have sufficient parking spaces to comply with applicable zoning codes (each a, “Material Taking”), then Landlord or Tenant shall have the right to terminate this Lease by delivering written notice of such termination to the other party, in which event the Term shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority, and Rent shall be prorated to the date when title vests in such governmental or quasi-governmental authority; provided that, if Landlord terminates this Lease in connection with a Material Taking, then Landlord shall terminate all other similarly situated leases in the Building.  If a  portion of the Building or the Land is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), but such taking does not result in a Material Taking, Basic Rent, the Amenity Building Rent and Tenant’s Proportionate Share shall be reduced by the ratio that the Rentable Square Footage of the portion of the Premises so taken bears to the Rentable Square Footage of the Premises before such taking, effective as of the date when title vests in such governmental or quasi-governmental authority, and this Lease shall otherwise continue in full force and effect.  Tenant shall have no claim against Landlord (or otherwise) as a result of such taking, and Tenant hereby agrees to make no claim against the condemning authority for any portion of the amount that may be awarded as compensation or damages as a result of such taking; provided, however, that Tenant may, to the extent allowed by law, claim an award for moving expenses and for the taking of any of Tenant's property (other than its leasehold interest in the Premises) which does not, under the terms of this Lease, become the property of Landlord at the termination hereof, as long as such claim is separate and distinct from any claim of Landlord and does not diminish Landlord's award.  Tenant hereby assigns to Landlord any right and interest it may have in any award for its leasehold interest in the Premises.  This Section 19.2 shall be Tenant’s sole and exclusive remedy in the event of a taking or condemnation. Tenant hereby waives the benefit of California Code of Civil Procedure Section 1265.130.

XX.  DEFAULT

20.1Events of Default.  Each of the following shall constitute an Event of Default:  (i) Tenant fails to pay Rent within five (5) business days after notice from Landlord; provided that no such notice shall be required if at least two such notices shall have been given during the previous 12 months; (ii) Tenant fails to observe or perform any other term, condition or covenant herein binding upon or obligating Tenant within thirty (30) days after notice from Landlord; provided, however, that if such failure cannot reasonably be cured within said 30-day period, then such time period shall be extended provided Tenant has commenced to cure the default within the 30-day period and diligently pursues such cure to completion (notwithstanding the foregoing, if Landlord provides Tenant with notice of Tenant’s failure to observe or perform any term, condition or covenant under this Subsection (ii) on three or more occasions during any 12 month period, then Tenant’s subsequent violation of the same term, condition or covenant shall, at Landlord’s option, be deemed an Event of Default immediately upon the occurrence of such failure, regardless of whether Landlord provides Tenant notice, or Tenant has commenced the cure of the same); (iii) Tenant fails to pay Rent when due and abandons or vacates the Premises or Tenant fails to pay Rent when due and fails to take occupancy of the Premises within 180 days after the Commencement Date; (iv) Tenant fails to execute and return an SNDA (as defined in Article XXI) or estoppel within the time periods provided for in Article XXI or Section 24.4 and such failure continues after the expiration of five (5) business days after Landlord has delivered to Tenant notice stating in bold letters in the re: line that “THIS IS A NOTICE OF DEFAULT RELATING TO TENANT’S FAILURE TO RETURN A DOCUMENT PURSUANT TO TENANT’S LEASE AT 6220 AMERICA CENTER DRIVE, SAN JOSE CALIFORNIA”; (v) Tenant or any Guarantor makes or consents to a general assignment for the benefit of creditors or  a common law composition of creditors, or a receiver of the Premises for all or substantially all of Tenant's or Guarantor's assets is appointed; (vi) Tenant or Guarantor hereafter files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant or Guarantor and is not discharged by Tenant or Guarantor within 60 days; or (vii) Tenant fails to promptly remedy or discontinue any hazardous conditions which Tenant has created or permitted in violation of law or of this Lease.  Any such notices required under this Section 20.1 shall be in satisfaction of, and not in addition to, any notice required under Sections 1161(2) or (3), as the case may be, of the California Code of Civil Procedure.  Any notice periods provided for under this Section 20.1 shall run concurrently with any statutory notice periods and any notice given hereunder may be given simultaneously with or incorporated into any such statutory notice.

20.2Landlord's Remedies.  Upon the occurrence of an Event of Default, Landlord, at its option, without further notice or demand to Tenant, may, in addition to all other rights and remedies provided in this Lease, at law or in equity, elect one or more of the following remedies:

(a)Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord, and Landlord shall have all the rights and remedies of a landlord provided by California Civil Code Section 1951.2, and in addition to any other rights and remedies Landlord may have, Landlord shall be entitled to recover from Tenant:

(i)the worth at the time of award of the unpaid Rent which had been earned at the time of termination; plus

(ii)the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)the worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the costs and expenses (including reasonable attorneys' fees, whether in-house or outside counsel) of recovering possession of the Premises, expenses of reletting, including necessary repair, renovation and alteration of the Premises and brokerage commissions, and any other reasonable costs and expenses.

As used in Sections 20.2(a)(i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the Default Rate.

(b)Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations); provided that, Landlord acknowledges that the intent under this Lease is that “breach” in the foregoing means an Event of Default.  Accordingly, Tenant acknowledges that in the event Tenant has committed an Event of Default under this Lease and abandoned the Premises, this Lease may, at Landlord’s election, continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease.  Without limiting the generality of California Civil Code Section 1951.4(c), acts of maintenance or preservation or efforts to relet the Premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

(c)Even though Landlord may have re-entered the Premises as provided in clause (b) above, Landlord may thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises.

(d)Landlord may cure the Event of Default for the account of Tenant, and in such event Tenant shall pay Landlord within 30 days after receipt of Landlord’s invoice or statement as Additional Rent all actual costs and expenses incurred by Landlord in connection therewith, including reasonable consultants’ and attorneys’ fees and costs, together with an administrative charge equal to ten percent (10%) of such costs.  If Tenant reasonably requests additional documentation or information regarding the charges set forth in such invoice or statement, then Landlord shall promptly provide such documentation or information (which may be provided by email) as Landlord reasonably determines appropriate to substantiate such charges.

(e)Landlord may pursue injunctive relief, and/or recovery of damages, without terminating this Lease.

20.3Mitigation of Damages.  Notwithstanding the foregoing, to the extent (but no further) Landlord is required by applicable law to mitigate damages, or is required by law to use efforts to do so, Tenant agrees that if Landlord markets the Premises in a manner substantially similar to the manner in which Landlord and its affiliates market other space in the Project, then Landlord shall be deemed to have used commercially reasonable efforts to mitigate damages.  Tenant shall continue to be liable for all Rent (whether accruing prior to, on or after the date of termination of this Lease or Tenant’s right of possession and/or pursuant to the holdover provisions of Section 22.2 below) and Damages, except to the extent that Tenant pleads and proves by clear and convincing evidence that Landlord fails to exercise commercially reasonable efforts to mitigate damages to the extent required under this Section 20.3 and that Landlord’s failure caused an avoidable increase in Landlord’s damages for unpaid Rent.  Without limitation to the foregoing, Landlord shall not be deemed to have failed to mitigate damages, or to have failed to use efforts required by law to do so, because:  (i) Landlord leases other space in the Project which is vacant prior to re-letting the Premises; (ii) Landlord refuses to relet the Premises to any Related Entity of Tenant, or any principal of Tenant, or any Related Entity of such principal; (iii) Landlord refuses to relet the Premises to any person or entity whose creditworthiness is not acceptable to Landlord in the exercise of its reasonable discretion; (iv) Landlord refuses to relet the Premises to any person or entity because the use proposed to be made of the Premises by such prospective tenant is not general office use of a type and nature consistent with that of the other tenants in the portions of the Project leased or held for lease for general office purposes as of the date Tenant defaults under this Lease (by way of illustration, but not limitation, call center or other high-density use, government offices, consular offices, doctor’s offices or medical or dental clinics or laboratories, or schools would not be uses consistent with that of other tenants in the Project), or such use would, in Landlord’s reasonable judgment, impose unreasonable or excessive demands upon the Building systems, equipment or facilities; (v) Landlord refuses to relet the Premises to any person or entity, or any affiliate of such person or entity, who has been engaged in litigation with Landlord or any of its affiliates; (vi) Landlord refuses to relet the Premises because the tenant or the terms and provisions of the proposed lease are not approved by the holders of any liens or security interests in the Building, or would cause Landlord to be in default of, or to be unable to perform any of its covenants or obligations under, any agreements between Landlord and any third party; (vii) Landlord refuses to relet the Premises because the proposed tenant is unwilling to execute and deliver Landlord’s standard lease form, with such commercially reasonable modifications acceptable to Landlord, or such tenant requires improvements to the Premises to be paid at Landlord’s cost and expense; (viii) Landlord refuses to relet the Premises to a person or entity whose character or reputation, or the nature of such prospective tenant’s business, would not be acceptable to Landlord in its reasonable discretion; (ix) Landlord refuses to expend any material sums of money to market the Premises in excess of the sums Landlord typically expends in connection with the marketing of other space in the Project.  As used in this Section 20.3, an “affiliate” means a person or entity that controls, is controlled by, or is under common control with another person or entity.

20.4No Waiver.  If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord's rights hereunder.  No waiver by Landlord of any breach shall operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof.  No payment of Rent by Tenant or acceptance of Rent by Landlord shall operate as a waiver of any breach or default by Tenant under this Lease.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent herein stipulated shall be deemed to be other than a payment on account of the earliest unpaid Rent, nor shall any endorsement or statement on any check or communication accompanying a check for the payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.  No act, omission, reletting or re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease, shall be construed as an actual or constructive eviction of Tenant, or an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord.

20.5Late Payment.  If Tenant fails to pay any Rent within five days after such Rent becomes due and payable, Tenant shall pay to Landlord without notice a late charge of five percent (5%) of the amount of such overdue Rent; provided, however, with respect to the first late payment in a 12-month period, Tenant will not be obligated to pay such late charge, unless Tenant fails to remedy such failure within five (5) days after notice from Landlord of such late payment.  Such late charge shall be deemed Rent and shall be due and payable within two business days after written demand from Landlord.

20.6Waiver of Redemption.  Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future law to redeem the Premises or to continue this Lease after being dispossessed or ejected from the Premises.

20.7Intentionally Omitted.

20.8Default by Landlord.   If Landlord fails to observe or perform any term, condition or covenant herein binding upon or obligating Landlord pursuant to this Lease, then a “Default” shall exist if such failure continues for thirty (30) days after the receipt by Landlord of written notice from Tenant specifying in detail Landlord’s alleged failure to so observe or perform; provided, however, that if such failure cannot be cured within said 30-day period, then Landlord shall not be in Default under this Lease if it commences such observance or performance within such thirty (30) day period and thereafter diligently pursues the same to completion within 180 days after the initial 30-day cure period.  Tenant hereby covenants that, prior to the exercise of any remedies for a Default, Tenant will give notice and an opportunity to cure to any Mortgagee of which Tenant has been given notice and as otherwise required under any applicable SNDA.

XXI.  MORTGAGES

Contemporaneously with the execution of this Lease, Tenant and Landlord shall execute and acknowledge, and Landlord shall exercise commercially reasonable efforts to obtain from the existing Mortgagee (as defined in this Article XXI), an SNDA on the existing Mortgagee's form attached as Exhibit J and incorporated herein (“Existing Mortgage SNDA”).  Subject to the terms of a fully executed SNDA, this Lease is subject and subordinate to any future ground or underlying leases (each a “Ground Lease”) and to any mortgage, deed of trust, security interest, or title retention interest now or hereafter affecting the Land, Building or Project (each a “Mortgage”) and to all renewals, modifications, consolidations, replacements and extensions thereof.  This subordination shall be self-operative; however, in confirmation thereof, Tenant shall, within 10 business days of receipt thereof, execute any commercially reasonable instrument (“SNDA”) that Landlord, any ground lessor under a Ground Lease (“Ground Lessor”) or any holder of any note or obligation secured by a Mortgage (“Mortgagee”) may request confirming such subordination or Tenant’s attornment to such Ground Lessor or purchaser of Landlord’s interest under this Lease, as applicable, and providing, among other things, that so long as there is no Event of Default hereunder, Tenant’s use and occupancy of the Premises and its rights under this Lease shall not be disturbed or affected following, as applicable, the termination of such Ground Lease or by any foreclosure or other action (or by the delivery or acceptance of a deed or other conveyance or transfer in lieu thereof) which may be instituted or undertaken in order to enforce any right or remedy available under the Mortgage.  Notwithstanding the foregoing, before any foreclosure sale under a Mortgage or termination of a Ground Lease, subject to the terms of any applicable SNDA, the Mortgagee or Ground Lessor, as applicable, shall have the right to subordinate the Mortgage or Ground Lease, as applicable, to this Lease, in which case, in the event of such foreclosure or termination, this Lease may continue in full force and effect and Tenant shall attorn to and recognize as its landlord, as applicable, the Ground Lessor or the purchaser at foreclosure of Landlord’s interest under this Lease.

XXII.  SURRENDER; HOLDING OVER

22.1Surrender of the Premises.  Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, in broom-clean condition and in as good condition as when Tenant took possession, including, without limitation, the repair of any damage to the Premises caused by the removal of any of Tenant's personal property, Alterations, Rooftop Installations or trade fixtures from the Premises, except for reasonable wear and tear and loss by fire or other casualty and condemnation and any Alterations that Tenant is not required to remove pursuant to Section 12.3.  All trade fixtures, equipment, furniture, inventory, effects and Alterations (which are required to be removed pursuant to Section 12.3) left on or in the Premises or the Project after the Expiration Date or earlier termination of this Lease will be deemed conclusively to have been abandoned and may be appropriated, removed, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account for them; and Tenant will pay Landlord within 30 days of Landlord’s invoice or statement for all actual expenses incurred in connection with the same, including, but not limited to, the costs of repairing any damage to the Premises or the Project caused by the removal of such property.  If Tenant reasonably requests additional documentation or information regarding the charges set forth in such invoice or statement, then Landlord shall promptly provide such documentation or information (which may be provided by email) as Landlord reasonably determines appropriate to substantiate such charges.  Tenant's obligation to observe and perform this covenant will survive the expiration or other termination of this Lease.

22.2Holding Over.  In the event that Tenant shall not immediately surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, including removing all trade fixtures, equipment, furniture, inventory, effects and Alterations, which are required to be removed pursuant to Section 12.3, from the Premises, Tenant shall be deemed to be a tenant-at-will pursuant to the terms and provisions of this Lease, except the daily Basic Rent shall be 150% of the daily Basic Rent in effect on the Expiration Date or earlier termination of this Lease (computed on the basis of a 30 day month) for the first 60 days of such holdover period and, thereafter, twice the daily Basic Rent in effect on the Expiration Date or earlier termination of this Lease (computed on the basis of a 30 day month).  Notwithstanding the foregoing, if Tenant shall hold over after the Expiration Date or earlier termination of this Lease, and Landlord shall desire to regain possession of the Premises, then Landlord may forthwith re-enter and take possession of the Premises without process, or by any legal process provided under applicable state law.  If Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant’s holdover for more than 60 days, Tenant shall be liable to Landlord for all damages, including, without limitation, special or consequential damages, that Landlord suffers from the holdover, including, without limitation, as the result of any claims against Landlord brought by the new tenant.

XXIII.  QUIET ENJOYMENT

Landlord covenants that if Tenant shall pay Rent and perform all of the terms and conditions of this Lease to be performed by Tenant within the applicable notice and cure periods, Tenant shall during the Term peaceably and quietly occupy and enjoy possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of this Lease, any Mortgage to which this Lease is subordinate, the Declaration, the Phase II Easement Agreement, the Sports Park Easement Agreement and any other applicable recorded easement agreements, covenants, conditions and restrictions. If any amendments to the Declaration, Phase II Easement Agreement or Sports Park Easement Agreement are adopted in accordance with the terms thereof, then Landlord shall promptly deliver to Tenant a copy of any such amendments after Landlord receives a recorded copy of such of amendment or is otherwise aware that such amendment has been recorded.

XXIV.  MISCELLANEOUS

24.1No Representations by Landlord.  Tenant acknowledges that neither Landlord nor its Agents nor any broker has made any representation or promise with respect to the Premises, the Project, the Land or the Common Area, except as expressly set forth in this Lease, and no rights, privileges, easements or licenses are acquired by Tenant except as expressly set forth in this Lease.

24.2No Partnership.  Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between Landlord and Tenant other than that of landlord and tenant.

24.3Brokers.  Landlord recognizes Broker(s) as the sole broker(s) procuring this Lease and shall pay Broker(s) a commission therefor pursuant to a separate agreement between Broker(s) and Landlord. Landlord and Tenant each represents and warrants to the other that it has dealt with no broker, agent, finder or other person other than Broker(s) relating to this Lease.  Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any and all loss, costs, damages or expenses (including, without limitation, all attorneys’ fees and disbursements) by reason of any claim of liability to or from any broker or person arising from or out of any breach of the indemnitor's representation and warranty.

24.4Estoppel Certificate.  (a) Tenant shall, without charge, at any time and from time to time, within 10 business days after request therefor by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate certifying, as of the date of such estoppel certificate, the following:  (i) that this Lease is unmodified and in full force and effect (or if modified, that this Lease is in full force and effect as modified and setting forth such modifications); (ii) that the Term has commenced (and setting forth the Commencement Date and Expiration Date); (iii) that Tenant is presently occupying the Premises; (iv) the amounts of Basic Rent and Additional Rent currently due and payable by Tenant; (v) that any Tenant Work or Alterations required by this Lease to have been made by Landlord have been made to the satisfaction of Tenant, except as otherwise provided in the estoppel certificate; (vi) that Tenant has no knowledge of any existing set-offs, charges, liens, claims or defenses against the enforcement of any right hereunder, including, without limitation, Basic Rent or Additional Rent (or, if alleged, specifying the same in detail); (vii) that no Basic Rent (except the first installment thereof) has been paid more than 30 days in advance of its due date; (viii) that Tenant has no knowledge of any uncured default by Landlord of its obligations under this Lease (or, if Tenant has such knowledge, specifying the same in detail); (ix) that Tenant is not in default; (x) that the address to which notices to Tenant should be sent is as set forth in this Lease (or, if not, specifying the correct address); and (xi) any other certifications reasonably requested by Landlord.  In the event Tenant fails to deliver to Landlord an estoppel certificate as required by this Section within the specified 10-business day period, Tenant shall be conclusively presumed to have adopted and affirmed the contents of the form of estoppel certificate delivered to Tenant by Landlord, and any prospective mortgagee, purchaser, or other third-party may rely on the accuracy of such estoppel certificate as if executed and affirmed by Tenant.  Landlord and Tenant intend that any statement delivered pursuant to this Section 24.4(a) may be relied upon by Landlord, and any owner, prospective mortgagee or prospective purchaser in the Project.

(b)Landlord agrees at any time and from time to time, but not more than once in a 12-month period, upon not less than fifteen (15) business days’ prior written notice from Tenant, in connection with any sale, financing, assignment or other material transaction of Tenant, to execute and deliver to Tenant, or Tenant’s designee lender, purchaser or assignee (unless Landlord has refused consent pursuant to Section 10.1), an estoppel certificate certifying, as of the date of such estoppel certificate, the following, to the extent true and accurate:  (i) that this Lease is unmodified and in full force and effect (or if modified, that this Lease is in full force and effect as modified and setting forth such modifications); (ii) the date to which Rent has been paid, (ii) that the Term has commenced (and setting forth the Commencement Date and Expiration Date), (iii) whether, to Landlord’s knowledge, there are any current Defaults by Landlord or defaults by Tenant under this Lease (and specifying such Defaults by Landlord and defaults by Tenant, if any, as applicable), and (iv) any other similar certifications reasonably requested by Tenant, its lenders, any purchaser of Tenant or any proposed assignee of the Lease (unless Landlord has refused consent pursuant to Section 10.1). Landlord and Tenant intend that any statement delivered pursuant to this Section 24.4(b) may be relied upon by Tenant, its lenders or any such prospective lender, purchaser or assignee.

24.5Waiver of Jury Trial.  To the fullest extent permitted by law,  Landlord and Tenant each waive trial by jury in connection with proceedings or counterclaims brought by either of the parties against the other with respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises.

24.6Notices.  All notices, demands and requests which may be given or which are required to be given by either party to the other, shall be in writing and shall be deemed effective either: (i) on the date personally delivered to the address set forth in Article I, as evidenced by written receipt for the same, whether or not actually received by the person to whom addressed; (ii) on the third business day after being sent, by certified or registered mail, return receipt requested, postage prepaid, addressed to the intended recipient at the address specified Article I; (iii) on the next succeeding business day after being deposited into the custody of a nationally recognized overnight delivery service such as Federal Express, addressed to such party at the address specified Article I; (iv) on the date delivered by facsimile to the respective numbers specified in Article I, provided confirmation of facsimile is received; or (v) on the date an electronic mail message with a pdf copy of the signed notice is delivered to the e-mail addresses specified in Article I; provided, however, that in the case of any notice delivered in accordance with items (iv) or (v) above, any such facsimile notice or e-mail notice shall be sent by one of the other permitted methods of providing notice (other than facsimile or e-mail notice) on the next succeeding business day (provided that any notices of default sent by in accordance with items (iv) and (v) shall not be deemed effective until the date deemed effective by delivery using one of the other permitted methods).  Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

24.7Invalidity of Particular Provisions.  If any provisions of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

24.8Gender and Number.  All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number or gender as the context may require.

24.9Benefit and Burden.  Subject to the provisions of Article X and except as otherwise expressly provided, the provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, heirs, successors and assigns.

24.10Entire Agreement.  This Lease (which includes the Exhibits attached hereto) contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease shall be of any force or effect.  This Lease (other than the Rules and Regulations, which may be changed from time to time as provided herein) may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by Landlord and Tenant.

24.11Authority.  If Tenant signs as a corporation, limited liability company or partnership, the Tenant hereby represents and warrants that Tenant is duly formed, validly existing, in good standing (with respect to a corporation or limited liability company), and qualified to do business in the state in which the Project is located, that Tenant has full power and authority to enter into this Lease and that the person executing this Lease on behalf of Tenant is authorized to execute this Lease on behalf of Tenant. Landlord represents and warrants that Landlord is a duly formed, validly existing, in good standing limited liability company that is qualified to do business in the state in which the Project is located, that Landlord has full power and authority to enter into this Lease and that the person executing this Lease on behalf of Landlord is authorized to execute this Lease on behalf of Landlord.  Tenant further agrees that it shall provide Landlord with a secretary's certificate from the secretary of said corporation or limited liability company, if applicable, certifying as to the above in the form of Exhibit D attached hereto and made a part hereof, or in a form that is approved by Landlord, which approval shall not be unreasonable withheld, conditioned or delayed, or, if Tenant is a partnership, it shall provide Landlord with a partnership authorization certifying as to the above in a form acceptable to Landlord. At the request of Landlord, Tenant shall provide to Landlord copies of Tenant’s organizational documents and such incumbency certificate certified by an authorized representative of Tenant as being true, correct, and complete, as may be reasonably required to demonstrate that this Lease is binding upon and enforceable against Tenant.

24.12Attorneys' Fees.  If either Landlord or Tenant commences any legal action or proceeding against the other party (including, without limitation, litigation or arbitration) arising out of or in connection with this Lease, the Premises, or the Project (including, without limitation (a) the enforcement or interpretation of either party’s rights or obligations under this Lease (whether in contract, tort, or both) or (b) the declaration of any rights or obligations under this Lease), the prevailing party shall be entitled to recover from the losing party reasonable attorneys’ fees, together with any costs and expenses, incurred in any such action or proceeding, including any attorneys’ fees, costs, and expenses incurred on collection and on appeal.

24.13Interpretation.  This Lease is governed by the laws of the state in which the Project is located. All references in this Lease to specific sections of California law shall be deemed to mean and refer to any amendment thereto, and to any renumbered counterpart or superseding successor thereto.  Furthermore, this Lease shall not be construed against either party more or less favorably by reason of authorship or origin of language.

24.14Limitation of Liability.  None of Landlord’s shareholders, partners, members, managers, directors, officers or employees, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease.  None of Tenant’s shareholders, partners, members, managers, directors, officers or employees, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease.  If Landlord defaults in the performance of any of its obligations hereunder or otherwise becomes liable, responsible or in any way accountable to Tenant for any loss, injury, death or damage (including consequential damages)  in connection with this Lease, Tenant shall look solely to Landlord’s equity, interest and rights in the Building and the parcel of Land on which the Building is located for satisfaction of Tenant’s remedies on account thereof, including without limitation, subject to the rights of any Mortgagee, Landlord’s interest in the rents and other income of the Building and, sale proceeds, and any insurance and condemnation proceeds payable to Landlord.  Before filing suit for an alleged default by Landlord, Tenant shall give Landlord and any Mortgagee(s) of whom Tenant has been notified, notice and a reasonable time to cure any alleged default.  Landlord or any successor owner shall have the right to transfer and assign to a third party, in whole or part, all of its rights and obligations hereunder and in the Building, the Project or the Land, or any portion thereof, and in such event, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease occurring thereafter, shall terminate as of the day of such sale, and thereupon all such liabilities and obligations shall be binding on the new owner.  In the event of such transfer or assignment, Landlord shall transfer to such transferee or assignee the balance of the Security Deposit, if any, remaining after lawful deductions and, in accordance with California Civil Code Section 1950.7, after notice to Tenant, all liability with respect to the Security Deposit shall be binding on the new owner and the transferring Landlord shall thereupon be relieved of all liability with respect to the Security Deposit.

24.15Time of the Essence.  Time is of the essence as to Tenant's and Landlord’s obligations contained in this Lease.

24.16Force Majeure.  Landlord and Tenant (except with respect to the payment of Rent or other amounts due hereunder) shall not be chargeable with, liable for, or responsible to the other for anything or in any amount for any failure to perform or delay caused by:  fire; earthquake; explosion; flood; hurricane; the elements; acts of God or the public enemy; actions, restrictions, governmental authorities (permitting or inspection), governmental regulation of the sale of materials or supplies or the transportation thereof; war; invasion; insurrection; rebellion; riots; strikes or lockouts, inability to obtain necessary materials, goods, equipment, services, utilities or labor; or any other cause whether similar or dissimilar to the foregoing which is beyond the reasonable control of such party (collectively, “Events of Force Majeure”); and any such failure or delay due to said causes or any of them shall not be deemed to be a breach of or default in the performance of this Lease.

24.17Headings.  Captions and headings are for convenience of reference only.

24.18Memorandum of Lease.  Neither Landlord nor Tenant shall record this Lease or a memorandum thereof without the written consent of the other.

24.19Intentionally Omitted.

24.20Financial Reports.  Prior to the execution of this Lease by Tenant and thereafter within 15 days after Landlord's request, but no more than once per Lease Year, unless an uncured Event of Default exists or such request is in connection with a sale or financing of the Project, in which event no such limitation shall apply, Tenant will furnish Tenant's and Guarantor’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant, or, failing those, Tenant's and Guarantor’s internally prepared financial statements, certified by Tenant and Guarantor, as applicable. If requested by Tenant, Landlord shall execute a confidentiality agreement confirming that Landlord will keep confidential Tenant’s confidential and proprietary financial information provided to Landlord in accordance with this Section 24.20 in accordance with terms substantially consistent with the Non-Disclosure Agreement dated effective August 12, 2019, between Landlord and Tenant, a copy of which is attached as Exhibit K. Notwithstanding the foregoing, if Tenant is a corporation with shares traded on a public exchange and makes its financial statements available on line via the internet and provides Landlord with the then current website address and any other path information necessary for Landlord to access the same, then Tenant shall be deemed to have complied with all requirements of this Section 24.20.

24.21Landlord's Fees.  Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for all of Landlord’s actual costs incurred in reviewing the proposed action or consent, including, without limitation, attorneys’, engineers’ or architects’ fees, within 30 days after Landlord’s delivery to Tenant of an invoice or statement of such costs.  If Tenant reasonably requests additional documentation or information regarding the charges set forth in such invoice or statement, then Landlord shall promptly provide such documentation or information (which may be provided by email) as Landlord reasonably determines appropriate to substantiate such charges.  Further, if requested by Tenant in connection with the request for action or consent, Landlord shall provide Tenant with an estimate for any actual out-of-pocket costs to be incurred by Landlord in reviewing a proposed action or consent requested by Tenant.  In the event Tenant is willing to pay the estimate amount, Tenant shall notify Landlord, whereupon Landlord shall proceed to review the proposed action or consent.  In no event shall Tenant be obligated to pay more than the estimate amount without Tenant’s prior consent thereto.  Tenant acknowledges that Landlord shall not have any obligation to proceed with the evaluation of any request until Tenant has approved the estimate amount.  Notwithstanding the foregoing, Landlord’s fees with respect to subleases, assignments and transfers shall be governed by Article X, Landlord’s fees with respect to Alterations shall be governed by Article XII, and Landlord’s fees with respect to Tenant Work shall be governed by the Work Agreement.  In no event shall Landlord be entitled to duplicative fees with respect to any costs related to or incurred with respect to the same action or the same consent required or permitted under this Lease.

24.22Effectiveness.  The furnishing of the form of this Lease shall not constitute an offer and this Lease shall become effective upon and only upon its execution by and delivery to each party hereto.

24.23Light, Air or View Rights.  Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building and Project shall not affect this Lease, abate any payment owed by Tenant hereunder or otherwise impose any liability on Landlord.

24.24Special Damages.  Under no circumstances whatsoever shall Landlord ever be liable hereunder for punitive damages, consequential damages or special damages. Except to the extent of Tenant’s liability for consequential damages and special damages pursuant to Section 22.2, under no circumstances whatsoever shall Tenant ever be liable hereunder for consequential, special or punitive damages.

24.25Counterparts.  This Lease may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This Lease may be executed by a party’s signature transmitted by facsimile or e-mail, and copies of this Lease executed and delivered by means of faxed or e-mailed signatures shall have the same force and effect as copies hereof executed and delivered with original signatures.  All parties hereto may rely upon faxed or e-mailed signatures as if such signatures were originals.  All parties hereto agree that a faxed or e-mailed signature page may be introduced into evidence in any proceeding arising out of or related to this Lease as if it were an original signature page.

24.26Nondisclosure of Lease Terms.  Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord.  Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants.  Without limitation to the foregoing, Tenant agrees that it, and its Agents shall not intentionally or voluntarily disclose the terms and conditions of this Lease to any publication or newspaper or any other tenant or apparent prospective tenant of the Building or the Project, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease and to Tenant’s Related Entities, Ownership Transferees, accountants, attorneys, brokers, consultants, financial advisors, purchasers and Agents (collectively, “Representatives”) who need to know such terms, but only to the extent the foregoing agree not to disclose such terms and to comply with this Section 24.26.  Notwithstanding the foregoing, if Tenant or any of its Representatives are required by applicable law (including any securities laws), a valid legal order or on the advice of its counsel to disclose any the terms and conditions of this Lease, Tenant and Tenant’s Representatives shall: (a) only disclose that portion of the terms and conditions of this Lease that, on the advice of its legal counsel, Tenant or Tenant’s Representatives are required to disclose; and (b) use reasonable efforts to ensure that the disclosed terms and conditions of this Lease are afforded confidential treatment.

24.27Joint and Several Obligations.  If more than one person or entity executes this Lease as Tenant, their execution of this Lease will constitute their covenant and agreement that: (i) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (ii) the term “Tenant” as used in this Lease means and includes each of them jointly and severally.  The act of or notice from, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to the exercise of any options hereunder, will be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted.

24.28Anti-Terrorism.  Tenant represents and warrants to Tenant that as of the Date of Lease (i) neither Tenant nor any of its owners or affiliates currently are in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and regulations of the U.S. Treasury Department's Office of Foreign Assets Control (OFAC) related to Specially Designated Nationals and Blocked Persons (SDN’s OFAC Regulations), and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”); (ii) neither Tenant nor any of its owners, affiliates, investors, officers, directors, employees, vendors, subcontractors or agents is a “Prohibited Person” which is defined as follows: (1) a person or entity owned or controlled by, affiliated with, or acting for or on behalf of, any person or entity that is identified as an SDN on the then-most current list published by OFAC at its official website, https://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or at any replacement website or other replacement official publication of such list, and (2) a person or entity who is identified as or affiliated with a person or entity designated as a terrorist, or associated with terrorism or money laundering pursuant to regulations promulgated in connection with the USA Patriot Act; and (iii) Tenant has taken appropriate steps to understand its legal obligations under the Anti-Terrorism Laws and has implemented appropriate procedures to assure its continued compliance with such laws.  Tenant covenants with Landlord that from and after the Date of Lease, to the best of Tenant’s knowledge (i) neither Tenant nor any of its owners or affiliates shall be at any time during the term hereof, in violation of the Anti-Terrorism Laws, including without limitation the USA Patriot Act; and (ii) neither Tenant nor any of its owners, affiliates, investors, officers, directors, employees, vendors, subcontractors or agents shall be during the term hereof a Prohibited Person.  Landlord represents and warrants to Tenant that as of the Date of Lease (i) neither Landlord nor any of its owners or affiliates currently are in violation of any Anti-Terrorism Laws; (ii) neither Landlord nor any of its owners, affiliates, investors, officers, directors, employees, vendors, subcontractors or agents is a Prohibited Person; and (iii) Landlord has taken appropriate steps to understand its legal obligations under the Anti-Terrorism Laws and has implemented appropriate procedures to assure its continued compliance with such laws.  Landlord covenants with Tenant that from and after the Date of Lease, to the best of Landlord’s knowledge (i) neither Landlord nor any of its owners or affiliates shall be at any time during the term hereof, in violation of any Anti-Terrorism Laws; and (ii) neither Landlord nor any of its owners, affiliates, investors, officers, directors, employees, vendors, subcontractors or agents shall be during the term hereof a Prohibited Persons.

24.29Green Initiatives.  The parties agree it is in their mutual best interest that the Building and the Premises be operated and maintained in a manner that is environmentally responsible, fiscally prudent, and provides a safe and productive work environment.  Accordingly, Tenant shall endeavor to conduct its operations in the Building and within the Premises to: (1) minimize to the extent reasonably feasible: (i) direct and indirect energy consumption and greenhouse gas emissions; (ii) water consumption; (iii) the amount of material entering the waste stream; and (iv) negative impacts upon the indoor air quality of the Building; and (2) permit the Building to achieve and maintain its LEED rating and an Energy Star label, to the extent applicable.  Landlord shall endeavor to operate and maintain the Common Area to: minimize to the extent reasonably feasible: (i) direct and indirect energy consumption and greenhouse gas emissions; (ii) water consumption; (iii) the amount of material entering the waste stream; and (iv) negative impacts upon the indoor air quality of the Building.  Tenant shall comply with all building energy benchmarking and other requirements imposed by applicable laws, statutes, ordinances and governmental rules, regulations or requirements, including regulations promulgated by the California Energy Commission in implementation of AB 802 and retain copies of its utility data, including, without limitation, Tenant’s utility bills and invoices pertaining to Tenant’s energy, water, and trash usage at the Premises during the Term.  In addition, if requested by Landlord or a governmental entity having jurisdiction over the Premises, Tenant shall report to Landlord and such requesting entity the Tenant’s utility usage and such other related information as may be requested within the time required by the governmental entity or such other reasonable time frame as may be requested by Landlord or, at Landlord’s option, provide any written authorization, utility release forms or other documentation required for Landlord to request information regarding Tenant’s utility usage with respect to the Premises directly from the applicable utility company.

XXV.  RENEWAL OPTION

25.1 Grant of Option and General Terms.  Provided that (i) no material adverse change has occurred in Tenant’s financial condition, (ii) this Lease is in full force and effect, (iii) Bill.com, LLC, a Delaware limited liability company, its Related Entity pursuant to an assignment or sublease in accordance with Section 10.4 or an Ownership Transferee pursuant to a transfer in accordance with Section 10.5 is in possession of the entire Premises, and (iv) no Event of Default shall exist under this Lease, either on the date Tenant exercises its Renewal Option (as defined in this Section 25.1) or as of the effective date of the Renewal Term (as defined in this Section 25.1), or would exist but for the pendency of any cure periods provided under Section 20.1 herein (unless such Event of Default requires notice under Section 20.1 and Landlord has not delivered such notice to Tenant); Tenant shall have the option to extend the Term of this Lease with respect to the entire Premises for one (1) additional period (the “Renewal Option”) of seven (7) years (the “Renewal Term”).  The Renewal Option shall be subject to all of the terms and conditions contained in the Lease except that (a) the Renewal Rent (as defined in Section 25.3) shall be at the then prevailing Market Rate (as defined in Section 25.3) on the commencement date of the Renewal Term; (b) Landlord shall have no obligation to improve the Premises or provide any improvement allowance (except as may be set forth in the Landlord’s Response (as defined in Section 25.2) or included as part of the Market Rate); and (c) there shall be no further option to extend the Term beyond the Renewal Term.

25.2  Determination of Market Rate. Tenant shall send Landlord a preliminary expression of Tenant’s willingness to renew this Lease no earlier than January 31, 2030, or later than April 30, 2030 (the “Renewal Notice”), together with financial statements meeting the requirements of Section 24.20.  In the event Tenant timely provides Landlord with Tenant's Renewal Notice, Landlord shall notify Tenant (“Landlord's Response”), on or before July 31, 2030, of the Renewal Rent to be payable by Tenant during the Renewal Term.  Tenant and Landlord shall negotiate in good faith to determine and mutually agree upon the Market Rate for the Renewal Term.  If Landlord and Tenant are unable to agree upon the Market Rate for the Renewal Term, on or before August 31, 2030 (the “Negotiation Period”), as evidenced by an amendment to the Lease executed by both Landlord and Tenant and amending the Lease to provide for the extension of the Term for the Renewal Term, the Renewal Rent, any other terms set forth in Landlord’s Response to improve the Premises or provide any improvement allowance as contemplated in Section 25.1(b) and any other any other terms mutually agreed to by Landlord and Tenant, if applicable, then within 10 days after the last day of the Negotiation Period, Tenant may, by written notice to Landlord (the “Notice of Exercise”), irrevocably elect to exercise such Renewal Option.  In order for Tenant to exercise such Renewal Option, Tenant shall send the Notice of Exercise to Landlord stating (i) that Tenant is irrevocably exercising its right to extend the Term pursuant to Article XXV; and (ii) Landlord and Tenant shall be irrevocably bound by the determination of Market Rate set forth hereinafter in this Section 25.2, and if applicable, Section 25.4.  If Tenant shall fail to deliver the Notice of Exercise on or before 10 days after the last day of the Negotiation Period, then Tenant shall have waived any right to exercise the Renewal Option.  In the event any date referenced in this Section 25.2 falls on a day other than a business day, such date shall be deemed to be the next following business day.

In the event Tenant timely delivers the Notice of Exercise to Landlord, Landlord and Tenant shall each simultaneously present to the other party their final determinations of the Market Rate for the Renewal Term (the “Final Offers”) within 15 days after the last day of the Negotiation Period. If the Market Rate as determined by the lower of the two (2) proposed Final Offers is not more than five percent (5%) below the higher, then the Market Rate shall be determined by averaging the two (2) Final Offers.

If the difference between the lower of the two (2) proposed Final Offers is more than five percent (5%) below the higher, then the Market Rate shall be determined by the procedure (“Baseball Arbitration”) set forth in Section 25.4.

25.3 Renewal Rent.  The “Renewal Rent” for the Renewal Term shall be an amount equal to the prevailing Market Rate as determined in accordance with this Article XXV.  As used in this Article XXV “Market Rate” shall mean the then prevailing market rate for triple net base rent for tenants of comparable quality for new and renewal leases, but excluding subleases and leases of spaces subject to another tenant’s expansion rights, (“Comparable Renewal Leases”) in similar vintage multi-story, multi-tenant steel frame, Class A office buildings of comparable size, age, use, location and quality in the Silicon Valley market area, taking into consideration all relevant factors, including, without limitation, the size of the Premises, the extent of the availability of space as large as the Premises in the marketplace, Tenant’s right to Building Signage and Building Monument Signage, rental abatement concessions and other concessions being granted in Comparable Renewal Leases, tenant improvements or allowances provided or to be provided for in Comparable Renewal Leases, whether a broker’s commission or finder’s fee is paid in Comparable Renewal Leases, the Amenities and the Amenity Building Rent and all other economic terms then customarily prevailing in such Comparable Renewal Leases in said marketplace.

25.4 Baseball Arbitration.  For all purposes of this Lease, Baseball Arbitration shall follow the following procedures:

(a)Within 20 days after the deadline for Landlord and Tenant to present their respective Final Offers, Tenant and Landlord shall each select an arbitrator (“Tenant’s Arbitrator” and “Landlord’s Arbitrator”, respectively) who shall be a qualified and impartial person licensed in the State of California as an MAI appraiser with at least five (5) years of experience in appraising the type of matters for which they are called on to appraise hereunder in the Silicon Valley market area.

(b)Landlord’s Arbitrator and Tenant’s Arbitrator shall name a third arbitrator, similarly qualified, within 10 days after the appointment of Landlord’s Arbitrator and Tenant’s Arbitrator.

(c) Said third arbitrator shall, after due consideration of the factors to be taken into account under the definition of Market Rate set forth in Section 25.2 and hearing whatever evidence the arbitrator deems appropriate from Landlord, Tenant and others, and obtaining any other information the arbitrator deems necessary, in good faith, make its own determination of the Market Rate for the Premises as of the commencement of the Renewal Term (the “Arbitrator’s Initial Determination”) and thereafter select either Landlord’s Final Offer or the Tenant’s Final Offer, but no other, whichever is closest to the Arbitrator’s Initial Determination (the “Final Determination”), such determination to be made within 30 days after the appointment of the third arbitrator.  The Arbitrator’s Initial Determination, Final Determination and the market information upon which such determinations are based shall be in writing and counterparts thereof shall be delivered to Landlord and Tenant within said 30-day period.  The arbitrator shall have no right or ability to determine the Market Rate in any other manner.  The Final Determination shall be binding upon the parties hereto. Within 10 days after the delivery of the Final Determination to Landlord and Tenant, Landlord and Tenant shall execute an amendment to the Lease amending the Lease to provide for the extension of the Term for the Renewal Term, and the Renewal Rent and any other terms set forth in Final Determination to improve the Premises or provide any improvement allowance as contemplated in Section 25.1(b).

(d)The costs and fees of the third arbitrator shall be paid by Landlord if the Final Determination shall be Tenant’s Final Offer or by Tenant if the Final Determination shall be Landlord’s Final Offer.

(e)If Tenant fails to appoint Tenant’s Arbitrator in the manner and within the time specified in Section 25.4, then the Market Rate for the Renewal Term shall be the Market Rate contained in the Landlord’s Final Offer.  If Landlord fails to appoint Landlord’s Arbitrator in the manner and within the time specified in Section 25.4 then the Market Rate for the Renewal Term shall be the Market Rate contained in the Tenant’s Final Offer.  If Tenant’s Arbitrator and Landlord’s Arbitrator fail to appoint the third arbitrator within the time and in the manner prescribed in Section 25.4, then Landlord and Tenant shall jointly and promptly apply to the local office of the American Arbitration Association for the appointment of the third arbitrator.

25.5 Personal Option.  This Renewal Option is personal with respect to BILL.COM, LLC, a Delaware limited liability company, a Related Entity to whom this Lease is assigned in accordance with Section 10.4 or an Ownership Transferee pursuant to a transfer in accordance with Section 10.5.  Any assignment of the Lease other than to a Related Entity in accordance with Section 10.4 or pursuant to a transfer to an Ownership Transferee in accordance with Section 10.5 shall automatically terminate BILL.COM, LLC, a Delaware limited liability company’s rights under this Article XXV.  Any subletting of any portion of the Premises other than to a Related Entity in accordance with Section 10.4 shall automatically terminate BILL.COM, LLC, a Delaware limited liability company’s rights under this Article XXV, unless (a) such sublease is made in accordance with Section 10.1 and, together with any other subleases meeting the requirements of this Section 25.5(a)-(c), covers only portions of the Premises such that at least two (2) full floors of the Premises are not subject to any sublease (other than a sublease to a Related Entity made in accordance with Section 10.4), (b) at all times during the existence of such sublease(s), BILL.COM, a Delaware limited liability company, its Related Entity pursuant to an assignment or sublease made in accordance with Section 10.4 or its Ownership Transferee pursuant to a transfer made in accordance with Section 10.5 occupies at least two (2) full floors of the Building, and (c) the term of each such sublease(s) expires on or before, and the subtenant under each such sublease(s) no longer occupies any portion of the Premises from and after, the date of Tenant’s delivery of the Renewal Notice. Without limitation to the foregoing, Landlord shall have no obligation to deliver a Landlord’s Response or execute an amendment to this Lease pursuant to this Article XXV during any period in which any sublease of any portion of the Premises other than to a Related Entity in accordance with Section 10.4 is in effect.  Time is of the essence with respect to the provisions of this Article XXV.

XXVI.  RIGHT OF FIRST OFFERING

26.1General.  If, at any time during the Term, any portion of the remainder of the first floor of the Building or the fifth or sixth floors of the Building (each a, and collectively, the “Right of First Offering Space”) becomes vacant and is not subject to any Senior Rights (as defined in Section 26.1.1), Landlord shall so notify Tenant (the “Right of First Offering Notice”), which Right of First Offering Notice shall contain the material economic terms on which Landlord is willing to lease the Right of First Offering Space to Tenant (including, without limitation, prevailing annual market rent, length of term, and Rentable Square Footage).  Prevailing annual market rent for the Right of First Offering Space shall be an amount equal to the then prevailing market rate (“ROFO Market Rent”) for triple net base rent for tenants of comparable quality for new leases, but excluding subleases and leases of spaces subject to another tenant’s expansion rights, (“Comparable Leases”) in similar vintage multi-story, multi-tenant steel frame, Class A office buildings of comparable size, age, use, location and quality in the Silicon Valley market area, taking into consideration all relevant factors, including, but not limited to, the size of the Right of First Offering Space, the availability of space as large as the Right of First Offering Space in the marketplace, Tenant’s right to Building Signage and Building Monument Signage, the Amenities and the Amenity Building Rent, rental abatement concessions and other concessions being granted in Comparable Leases, tenant improvements or allowances provided or to be provided for in Comparable Leases, whether a broker’s commission or finder’s fee is paid in Comparable Leases, and all other economic terms then customarily prevailing in such Comparable Leases in said marketplace.  Tenant shall then have a period of three (3) business days after the date of Landlord’s delivery of such Right of First Offering Notice during which to exercise its right (“Right of First Offering”) by delivering notice to Landlord (“ROFO Election Notice”), financial statements meeting the requirements of Section 24.20 and a Deposit (as defined in this Section 26.1) (provided Tenant shall have five (5) business days to provide the Deposit) electing to lease all of the Right of First Offering Space described in the Right of First Offering Notice (on the terms set forth therein) or deliver notice to Landlord refusing to lease the same.  Failure of Tenant to deliver the ROFO Election Notice and financial statements within such three business-day period and the Deposit within five business days shall be deemed a refusal to exercise Tenant’s Right of First Offering to lease such Right of First Offering Space.  If Tenant refuses, or is deemed to have refused, to lease such Right of First Offering Space pursuant to this Section 26.1, then Landlord shall be free to lease the Right of First Offering Space to a third party (or parties) without regard to the Right of First Offering, and this Article XXVI shall terminate and be of no further force and effect. If Tenant properly exercises its Right of First Offering, Tenant’s Right of First Offering shall continue to apply to the balance of the Right of First Offering Space, subject to the terms of this Article XXVI.  As used in this Article XXVI, “Deposit” means a non-refundable deposit in an amount equal to the sum of the first month’s ROFO Market Rent for the Right of First Offering Space and increase in the Amenity Building Rent based on the amount allocable to the Right of First Offering Space, as determined by Landlord and as set forth in the Right of First Offering Notice, which Deposit shall be credited towards the first month’s Rent of the Right of First Offering Space as provided in, and subject to the terms of, Section 26.1.2 if Tenant elects to lease the Right of First Offering Space.

26.1.1Limitations.  This Right of First Offering shall not apply to space that is currently vacant until such currently vacant space is leased, occupied and subsequently becomes vacant.  The Right of First Offering is also subject and subordinate to (i) any rights of first offer, rights of first refusal, or other expansion rights of (a) Hewlett Packard Enterprise Company, a Delaware corporation (together with its successors and assigns, “HPE”) (or HPE’s affiliates that control, are controlled by or are under common control with HPE) under that certain Option Rights and Competitor Restriction Agreement executed as of March 23, 2018, between Landlord, as Owner, and HPE, as Tenant, (“HPE Expansion Rights”) or (b) McAfee, LLC (together with its successors and assigns by merger, consolidation, sale of all or substantially all of its equity interests, reorganization, or sale of all or substantially of its assets “McAfee”) (or McAfee’s affiliates that control, are controlled by or are under common control with McAfee) under that certain Office Lease dated April 10, 2019 (“McAfee Expansion Rights”) between Landlord and McAfee with respect to the portion of the Right of First Offering Space located on the first floor of the Building and not currently leased by McAfee as outlined on Exhibit E attached hereto and made a part hereof (“Vacant First Floor Space”) and (ii) the right of Landlord to renew or extend the term of the following leases or subleases (whether or not, the renewal or extension is on the exact terms contained in the applicable tenant’s lease, subtenant’s sublease or consummated pursuant to a lease amendment or a new lease and regardless of whether such lease or sublease contained a written renewal option) (“Other Tenant Renewal Rights”): (a) that certain Office Lease dated April 10, 2019, between Landlord and McAfee, LLC of the Right of First Offering Space (except for the Vacant First Floor Space, unless leased by McAfee in connection with the McAfee Expansion Rights), (b) each and any lease of Right of First Offering Space entered into in connection with the HPE Expansion Rights, (c) each and any lease or sublease of Right of First Offering Space entered into in connection with McAfee Expansion Rights (such HPE Expansion Rights, McAfee Expansion Rights and Other Tenant Renewal Rights, collectively, referred to as “Senior Rights”).

26.1.2Lease Amendment.  If Tenant elects to lease the Right of First Offering Space, then Landlord and Tenant, within 10 business days after Tenant delivers to Landlord the ROFO Election Notice exercising the Right of First Offering shall execute an amendment to this Lease which shall (i) add the applicable Right of First Offering Space to the Premises under this Lease, (ii) increase the annual Basic Rent by an amount equal to the product of the total number of Rentable Square Feet in the Right of First Offering Space, multiplied by the ROFO Market Rent per Rentable Square Foot contained in the Right of First Offering Space as determined by Landlord and set forth in the Right of First Offering Notice, (iii) increase the annual Amenity Building Rent by an amount equal to the product of the total number of Rentable Square Feet of the Amenity Building that is allocable to the Right of First Offering Space, multiplied by the then-prevailing annual rent rate for the Amenity Building, as  determined by Landlord and as set forth in the Right of First Offering Notice, (iv) increase Tenant’s Proportionate Share in direct proportion to the increase of Rentable Square Footage in the Premises as a result of said amendment, (v) provide for a credit to Tenant’s monthly Basic Rent for the Right of First Offering Space in the amount of the Deposit, (vi) any increase in the Security Deposit or Letter of Credit, as applicable, as reasonably determined by Landlord based on Landlord’s review of the Tenant’s financial statements delivered with the Election Notice, (vii) memorialize the other material economic terms set forth in Landlord’s Right of First Offering Notice, and (viii) proportionate adjustment to Tenant’s Parking Space Allocation based on the Rentable Square Footage in the Right of First Offering Space.  Notwithstanding anything to the contrary, if Tenant fails or refuses to execute such amendment, then Landlord shall retain the Deposit, which shall not constitute Rent, but rather shall be deemed liquidated damages paid by Tenant to Landlord as reimbursement Landlord for the attorneys’ fees, administrative costs and other expenses incurred by Landlord in connection with the Right of First Offering. Except as otherwise indicated in Landlord’s Right of First Offering Notice and this Article XXVI, all of the terms and conditions contained in this Lease shall apply to the Right of

First Offering Space; provided, however, Tenant shall not be entitled to any improvement allowance, moving allowance, free rent or rent abatement concession for any Right of First Offering Space, unless specifically set forth in Landlord’s Right of First Offering Notice.  Unless otherwise set forth in Landlord’s Right of First Offering Notice, the commencement date for any Right of First Offering Space shall be 30 days after the later of (x) Tenant’s delivery to Landlord of the ROFO Election Notice exercising said Right of First Offering or (y) Landlord’s delivery of such Right of First Offering Space after vacation by the previous tenant; provided, however, in the event Tenant actually occupies any portion of the Right of First Offering Space prior to such date for the conduct of its business and not solely for Early Access Activities, the commencement date shall be the earlier date upon which Tenant occupies such Right of First Offering Space.

26.2Condition of Premises.  Tenant shall accept any Right of First Offering Space in “as is” condition as of the date of any election to lease such space hereunder, except as may be provided in the Right of First Offering Notice. Notwithstanding the foregoing, Landlord shall deliver all structural elements and subsystems of the Right of First Offering Space, including but not limited to the HVAC, mechanical, electrical, and plumbing systems serving the Right of First Offering Space, in good working condition and repair as of the date of the amendment executed in accordance with Section 26.1.2 and Landlord will be responsible, without cost to Tenant, to repair any latent structural or design defects (as opposed to normal repairs, maintenance and replacements) in the curtain wall, windows and window framing, interior structural framing, foundation, roof, HVAC systems, mechanical, electrical, and plumbing systems occurring or discovered prior to the later of the date that is 12 months after the date of the amendment executed in accordance with Section 26.1.2 and the date of expiration of any applicable warranty therefor; provided that Tenant delivers notice to Landlord thereof prior to the later of the date that is 12 months after the date of such amendment and date of expiration of any applicable warranty therefor and such repairs shall not include work required in connection with (a) any of Tenant’s Alterations or other improvements to the Right of First Offering Space, (b) Tenant’s particular use of the Right of First Offering Space (as opposed to Tenant’s use of the Right of First Offering Space for the Permitted Use in a normal and customary manner) or (c) a change in the Permitted Use stated in Section 1.8, regardless of whether Landlord approves such change.

26.3Conditions Precedent.  Tenant’s Right of First Offering, Landlord’s obligation to deliver the Right of First Offering Notice and Landlord’s obligation to execute an amendment in accordance with Section 26.1.2 of this Lease are expressly subject to the following conditions precedent: (i) this Lease is in full force and effect, (ii) no material adverse change has occurred in Tenant’s financial condition,  (iii) Bill.com, LLC, a Delaware limited liability company, its Related Entity pursuant to an assignment or sublease made in accordance with Section 10.4 or its Ownership Transferee pursuant to a transfer made in accordance with Section 10.5 is in possession of the entire Premises, (iv) no Event of Default exists or would exist but for the pendency of any cure periods provided for in Section 20.1 at the time Tenant delivers the ROFO Election Notice to Landlord exercising the Right of First Offering; and (v) at least one (1) Lease Year remains in the Term or Tenant has timely exercised the applicable Renewal Option.

26.4Holdover.  Landlord shall not be liable for the failure to give possession of any Right of First Offering Space to Tenant by reason of the unauthorized holding over or retention of possession by any other tenant or occupant thereof, and no such failure shall impair the validity of this Lease or extend the Term thereof.  Notwithstanding  the foregoing, Landlord shall use commercially reasonable efforts to obtain possession of the Right of First Offering Space if any other tenant or occupant fails to timely deliver prior to the commencement date for the Right of First Offering Space contemplated by the amendment executed pursuant to Section 26.1.2.

26.5Personal Right.  The Right of First Offering is personal with respect to BILL.COM, LLC, a Delaware limited liability company, its Related Entity to whom this Lease is assigned in accordance with Section 10.4 or its Ownership Transferee pursuant to a transfer made in accordance with Section 10.5.  Any assignment of the Lease other than to a Related Entity in accordance with Section 10.4 or pursuant to a transfer to an Ownership Transferee in accordance with Section 10.5 shall automatically terminate BILL.COM, a Delaware limited liability company’s rights under this Article XXVI.  Any subletting of any portion of the Premises other than to a Related Entity in accordance with Section 10.4 shall automatically terminate BILL.COM, LLC, a Delaware limited liability company’s rights under this Article XXVI, unless (a) such sublease is made in accordance with Section 10.1 and, together with any other subleases meeting the requirements of this Section 25.5(a)-(c), covers only portions of the Premises such that at least two (2) full floors of the Premises are not subject to any sublease (other than a sublease to a Related Entity made in accordance with Section 10.4), (b) at all times during the existence of such sublease(s) BILL.COM, a Delaware limited liability company, its Related Entity pursuant to an assignment or sublease made in accordance with Section 10.4 or its Ownership Transferee pursuant to a transfer made in accordance with Section 10.5 occupies at least two (2) full floors of the Building, and (c) the term of each such sublease(s) expires on or before, and the subtenant under each such sublease no longer occupies any portion of the Premises from and after, the date of Landlord’s delivery of the Right of First Offering Notice.  Without limitation to the foregoing, Landlord shall have no obligation to deliver a Right of First Offering Notice or execute an amendment to this Lease pursuant to this Article XXVI during any period in which any sublease of any portion of the Premises other than to a Related Entity in accordance with Section 10.4 is in effect.  Time is of the essence with respect to the provisions of this Article XXVI.

[signatures on following page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Date of Lease.

TENANT:

BILL.COM, LLC,
a Delaware limited liability company

By:	/s/ René Lacerte
Name:	René Lacerte
Title:	Chief Executive Officer

Date:	December 31, 2019

LANDLORD:

US ER AMERICA CENTER 4, LLC,
a California limited liability company

By:	US America Center 3 & 4 Development JV, LLC, a Delaware limited liability company its sole and managing member

	By:	SW AC GP, LLC,
a Delaware limited liability company
its managing member

		By:	SteelWave. LLC,
a Delaware limited liability company,
its managing member

			By:	/s/ Nancy Chau
			Name:	Nancy Chau
			Title:	Vice President

			Date:	December 18, 2019